Exhibit 99.1

LEASE

between

BF MONROVIA, LLC
a California limited liability company

as Landlord

and

Xencor, Inc.
a California corporation

as Tenant

January 1, 2015

i

	10.4	Increased Risk	13
11.	Tenant Acceptance of Premises		13
	11.1	Acceptance of Premises AS IS	13
	11.2	No Landlord Repairs or Improvements	14
12.	Maintenance and Repairs; Alterations		14
	12.1	Landlord Maintenance and Repair Obligations	14
	12.2	Tenant’s Maintenance and Repair Obligations	14
	12.3	Hazardous Materials	15
	12.4	Tenant Alterations	16
	12.5	Payment of Claims; Removal of Mechanic’s Liens; Notice	17
	12.6	Manner of Tenant Maintenance and Repairs	18
	12.7	/Alterations	18
	12.8	Landlord Rights/Tenant Waiver of Statutory Rights	18
13.	Insurance		19
	13.1	Insurance to be Provided by Tenant	19
	13.2	Evidence of Tenant Insurance	20
	13.3	Maintenance of Tenant Insurance	20
	13.4	Landlord’s Insurance	20
	13.5	Waiver of Subrogation	20
	13.6	Landlord Rights	21
14.	Damage or Destruction		21
	14.1	To The Premises	21
	14.2	Disclaimer of Insurance Proceeds	23
	14.3	Abatement of Rent	23
	14.4	Effect of Termination	23
	14.5	No Landlord Liability for Premises-Related Damage	23
	14.6	Waiver and Release	23
15.	Condemnation		24
16.	Assignment and Subletting		24
	16.1	General Limitations	24
	16.2	Effect of Consent to Transfer	25
	16.3	Assignment as a Result of Tenant’s Bankruptcy	26
	16.4	Transfer Premium; Landlord’s Option	26
	16.5	Permitted Transfers	26
17.	Defaults; Remedies		27
	17.1	Defaults	27
	17.2	Remedies	28
	17.3	Default by Landlord	30
	17.4	Late Charges	30
18.	Indemnification		31
	18.1	Tenant Indemnity of Landlord	31
	18.2	Claims	31
	18.3	Notice of Claims or Suit	32
	18.4	Survival	32
19.	Estoppel Certificate; Financial Statements		32
	19.1	Estoppel Certificates	32
	19.2	Effect of Tenant Failure to Deliver	32
	19.3	Tenant Financial Statements	32
20.	No Landlord Liability		33

ii

21.	Subordination, Attornment and Non-Disturbance		33
	21.1	Subordination	33
	21.2	and Non-Disturbance	33
	21.3	Attornment	34
	21.4	Rights of Mortgagees and Assignees	34
	21.5	Impounds	35
22.	Interest on Past due Obligations		35
23.	Time of Essence		35
24.	Landlord’s Access		35
25.	Security Measures		35
26.	Quiet Possession		35
27.	Surrender of Premises		36
28.	General Provisions		36
	28.1	Severability	36
	28.2	Integration; Amendments	36
	28.3	Notices	36
	28.4	Waivers	36
	28.5	Recording	36
	28.6	Covenants and Conditions	36
	28.7	Binding Effect; Choice of Law	37
	28.8	Attorney’s Fees	37
	28.9	Merger	37
29.	Brokers		37
30.	Authority		37
	30.1	By Tenant	37
	30.2	By Landlord	37
31.	Tenant Acknowledgment Regarding Review of Lease		38
32.	Certain Definitions		38
33.	Patriot Act Disclosure		38
34.	CASp Disclosure		39

iii

LEASE

1.                                      Parties and Prior Lease.

1.1                               Current Lease.  This Lease is dated January 1, 2015 and is made by and between BF MONROVIA, LLC, a California limited liability company (“Landlord”) and XENCOR, INC., a California corporation (“Tenant”).

1.2                               Prior Lease.  Prior to Landlord’s and Tenant’s execution of this Lease, Landlord and Tenant were parties to an Office Building Lease dated April 2000, as amended by that certain First Amendment to Lease dated January 2001, Second Amendment to Lease dated June 15, 2001, Third Amendment to Lease dated July 11, 2006, Fourth Amendment to Lease dated April 2008, Fifth Amendment to Lease dated June 17, 2009 and Sixth Amendment to Lease dated November 1, 2011 (collectively as amended, “Prior Lease”).  Under the provisions of the Sixth Amendment to the Prior Lease, the term of the Prior Lease ends on April 15, 2015; however, Landlord and Tenant hereby agree that effective concurrently with the execution of this Lease by both Landlord and Tenant, the Prior Lease is terminated effective January 1, 2015, and is replaced and superseded in its entirety by this Lease; provided, notwithstanding any provision of the Prior Lease to the contrary, Tenant shall not be required to surrender the Premises to Landlord upon such termination.  Notwithstanding the termination of the Prior Lease as set forth herein, Tenant shall remain liable for all its obligations under the Prior Lease arising or attributable to periods during the term thereof, including without limitation Lessee’s Share of all Direct Expenses (as defined and set forth in Section 12 of the Fifth Amendment to the Prior Lease and Section 4.2 of the original Office Building Lease), when such Direct Expenses are determined and/or incurred by Landlord and invoiced to Tenant, and in the event Tenant fails to comply with such obligations under the Prior Lease Landlord shall have all remedies available to it under the Prior Lease and at Law to enforce such obligation(s), including without limitation, the right to file an action in any court of competent jurisdiction to seek payment of any amounts due from Tenant to Landlord under the Prior Lease without terminating the Lease or seeking to take possession of the Premises.

2.                                      Premises.

2.1                               Leased Premises.  Effective as of January 1, 2015, Landlord leases to Tenant, and Tenant leases from Landlord, for the term, at the rental, and upon all of the other terms and conditions set forth in this Lease, the premises (“Leased Premises”) located in the building (“Building”) having a municipal address of 111 West Lemon Street, Monrovia, California 91016 (the Leased Premises, the Building, the land described in Exhibit A attached hereto and all present and future improvements, additions and changes thereto are referred to herein as the “Property”).  The Leased Premises consist of the entire second floor, including all of the office and laboratory space but excluding the elevator, of the Building, comprising approximately twenty four thousand five hundred seventy three (24,573) square feet, more or less, the approximate locations of which are outlined on the floor plan marked Exhibit B attached hereto.

2.2                               Common Areas.  Subject to Tenant’s compliance with the “Rules and Regulations” (as defined and set forth in Section 6.2  and Exhibit F hereof), during the Term, Tenant shall have the right to the non-exclusive use, with other tenants of the Building and their respective employees and invitees, of the “Common Areas”, as defined and pursuant to the provisions of Section 6.

2.3                               Telephone Room and Roof.  The telephone room located on the third floor of the Building and the roof of the Building shall be maintained by Landlord as Common Areas and as such,

Tenant shall have the right to access and use the telephone room and the roof, but only on a restricted and limited basis as follows: (a) Tenant shall give Landlord or the Property manager, as designated by Landlord from time to time, no less than forty eight (48) hours written or oral notice of the commercially reasonable date(s) and time(s) that Tenant desires to use the telephone room or the roof; and (b) Landlord or the Property manager shall coordinate Tenant’s requested use with the use of the telephone room and the roof by other tenants of the Building, and Tenant shall be allowed to use the telephone room or the roof only when such use is consistent with a shared use by all tenants of the Building as coordinated by Landlord or the Property manager in Landlord’s or the Property Manager’s reasonable discretion, except in the case of an emergency, in which event Tenant shall have the right to access the telephone room and the roof with no prior notice to Landlord; however, no longer than forty eight (48) hours following such access, Tenant shall give notice to Landlord of such access and the emergency necessitating same.  Tenant additionally shall have the right to install communications equipment in the telephone room or on the roof, provided: (a) any such installation shall be at Tenant’s sole expense and performed in conformity with all requirements set forth in Section 12.6(b)(i) through (iii) and 12.6(c); (b) all such installations shall be subject to Landlord’s prior written approval of the equipment to be installed and the time, location and manner of installation; and (c) such installations shall not interfere with similar installations, or with the right to make similar installations, of any other tenant of the Building, as determined by Landlord in its sole discretion.

2.4                               Parking.  Tenant shall have the right to the non-exclusive use of twenty seven (27) and the exclusive use of four (4) parking spaces in the Building parking area (“Parking Garage”) or in the alley adjacent to the Property where parking spaces are designated, in each case pursuant to the provisions of Section 6.4 (“Tenant Parking Spaces”).  Landlord shall not grant more than one hundred percent (100%) of the total available non-exclusive parking spaces to all tenants, including Tenant, at any time.

2.5                               Right of First Offer to Lease Space.  Effective on the Commencement Date, Landlord grants to Tenant a right of first offer to lease additional space in the Building, on the terms and conditions set forth in Exhibit C attached hereto.

3.                                      Tenant Allowance.  On the Commencement Date, Landlord shall deliver to Tenant, by wire transfer to an account designated by Tenant, the sum of Four Hundred Twenty Five Thousand Dollars ($425,000) as an allocation for Tenant’s use with respect to the Premises and this Lease.  Tenant may use such funds in any manner with respect to the Premises and this Lease as Tenant determines in its sole discretion, including without limitation: (a) to make Alterations to the Premises in accordance with Section 12.4; (b) to maintain or make Repairs or replacements to the Premises in accordance with Section 12.2; (c) to purchase fixtures, equipment or other personal property items for the Premises or for use in Tenant’s business at the Premises; or (d) to pay Rent to Landlord.

4.                                      Term.

4.1                               Initial Term.  The term of this Lease shall commence on January 1, 2015 (“Commencement Date”) and shall expire on June 30, 2020 (“Initial Term”), unless earlier terminated or extended as expressly set forth in this Lease.

4.2                               Option to Extend Term.

4.2.1                     Subject to the provisions of Section 4.2.2, Landlord hereby grants to Tenant the option (“Extension Option”) to extend the term of this Lease beyond the Initial Term for one (1) additional successive term of five (5) years (“Extended Term”) by giving Landlord written notice of

Tenant’s exercise of the Extension Option no less than two hundred seventy (270) days and no more than three hundred sixty days (360) days prior to the expiration of the Initial Term.  The Extended Term shall be upon the same terms and conditions as set forth in this Lease, except that the “Base Rent” (as defined in Section 5.1) in the first Lease Year (as defined in Section 4.3) of the Extended Term shall be the greater of: (a) the Base Rent in effect in the last Lease Year of the Initial Term; or (b) ninety five percent (95%) of the then fair market rental value for space of comparable size and quality in the vicinity of the Property, which fair market rental value shall be determined in accordance with the provisions of Exhibit D attached hereto.  In each Lease Year after the first Lease Year of the Extended Term, the Base Rent shall increase in the manner set forth in Section 5.2.  Tenant shall not have any additional options to extend the term of the Lease past December 31, 2025.  As used herein, the term “Lease Term” means the Initial Term and, if the Initial Term is extended by the timely and proper exercise of the Extension Option, the Extended Term.

4.2.2                     The Extension Option is personal to Xencor, Inc. or any Permitted Transferee (as defined below) but is not otherwise assignable to and cannot be exercised by any other assignee nor any subtenant of the Premises, whether or not Landlord has consented to such assignment or subletting.  Additionally, Tenant shall have no right to exercise the Extension Option, nor shall the Extended Term commence, notwithstanding any provision in this Lease to the contrary: (a) at any time more than twenty five percent (25%) of the Premises is sublet to another party with or without Landlord’s consent;(b) at any time there is an “Event of Default” (as defined in Section 17.1) which has not been cured; (c) at any time following any Event of Default under Section 17.1.2, 17.1.3, 17.1.5 or 17.1.6; or (d) in the event that Landlord has given to Tenant three (3) or more notices of default under any subpart of Section 17.1, whether or not the default has been cured, during the twelve (12) month period prior to the date that Tenant exercises the Extension Option.  The period of time within which the Extension Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the same due to the provisions of this Section 4.2.2.

4.3                               Lease Year.  As used herein, the term “Lease Year” shall mean: (a) when used in connection with the Initial Term, each successive twelve (12) month period beginning on the Commencement Date and ending on the last day of December, except the sixth and last year Lease Year of the Initial Term, which shall end on June 30, 2020; and (b) when used in connection with the Extended Term, each successive twelve (12) month period beginning July 1, 2020 and ending on the last day of June.

4.4                               Holding Over.  If at the expiration of the Term or sooner termination thereof, Tenant remains in possession of the Premises without any further written agreement with Landlord, or in circumstances where a tenancy would thereby be created by implication of law or otherwise, a tenancy shall not be created by implication of law or otherwise and Tenant shall be deemed to be a monthly tenant only.  During any holdover, Base Rent shall be one hundred and twenty-five percent (125%) of the Base Rent in effect at the end of the Term for the first month and one-hundred fifty percent (150%) each month thereafter, payable monthly in advance, Tenant shall continue to pay “Additional Rent” (as defined in Section 5.2) payable as provided in Section 5.2, and Tenant’s occupancy otherwise shall be upon and subject to the same terms and conditions as herein contained, except provisions for renewal (if any remaining), and nothing, including the acceptance of any Rent by Landlord, shall extend this Lease to the contrary, except an agreement in writing between Landlord and the Tenant. Tenant hereby authorizes Landlord to apply any money received from Tenant in payment of such Rent.  Notwithstanding the foregoing, in the event that Tenant shall hold over after the expiration of the Term and Landlord desires to regain possession of the Leased Premises promptly at the expiration of the Term, then Landlord, at its sole option, may forthwith re-enter and take possession of the Leased Premises by any legal process in accordance with all Laws (as defined in Section 32.3), and Tenant hereby expressly waives any and all notices to cure or vacate or to quit the Leased Premises provided by current or future Laws (except for those notices specifically outlined in this Lease).

5.                                      Rent.

5.1                               Base Rent.  Tenant shall pay to Landlord as base rent for the Premises (“Base Rent”) the following amounts:

5.1.1                     There shall be no Base Rent due for the months of January through May 2015.  For the period June 1, 2015 through December 31, 2015, the Base Rent shall be Three Hundred One Thousand Dollars ($301,000.00), payable monthly at Forty Three Thousand Dollars ($43,000.00) per month.

5.1.2                     For Lease Year 2 (January 1, 2016 through December 31, 2016), the Base Rent shall be Five Hundred Thirty One Thousand, Four Hundred Eighty Dollars ($531,480), payable monthly at Forty Four Thousand Two Hundred Ninety Dollars ($44,290) per month.

5.1.3                     For Lease Year 3 (January 1, 2017 through December 31, 2017), the Base Rent shall be Five Hundred Forty Seven Thousand, Four Hundred Twenty Four Dollars and 40/100 ($547,424.40), payable monthly at Forty Five Thousand Six Hundred Eighteen and 70/100 Dollars ($45,618.70) per month.

5.1.4                     For Lease Year 4 (January 1, 2018 through December 31, 2018), the Base Rent shall be Five Hundred Sixty Three Thousand, Eight Hundred Forty Seven and 13/100 Dollars ($563,847.13), payable monthly at Forty Six Thousand Nine Hundred Eighty Seven and 26/100 Dollars ($46,987.26) per month.

5.1.5                     For Lease Year 5 (January 1, 2019 through December 31, 2019), the Base Rent shall be Five Hundred Eighty Thousand, Seven Hundred Sixty Two and 54/100 Dollars ($580,762.54), payable monthly at Forty Eight Thousand Three Hundred Ninety Six and 88/100 Dollars ($48,396.88) per month.

5.1.6                     For Lease Year 6 of the Initial Term (January 1, 2020 through June 30, 2020), the Base Rent shall be Two Hundred Ninety Thousand, Ninety Two and 71/100 Dollars ($299,092.71), payable monthly at Forty Nine Thousand Eight Hundred Forty Eight and 78/100 Dollars ($49,848.78) per month.

5.1.7                     In the event Tenant timely and properly exercises the Extension Option: (a) in the first Lease Year of the Extended Term (July 1, 2020 through June 30, 2021), Base Rent shall be the amount determined as set forth in Section 5.2; and (b) in Lease Years 2 through 5 of the Extended Term, annual Base Rent shall be the amount of annual Base Rent in the immediately preceding Lease Year, increased by three percent (3%), payable monthly in equal installments over the twelve months in each such Lease Year.

5.2                               Additional Rent.  In addition to Base Rent, Tenant shall pay to Landlord as “Additional Rent” “Tenant’s Proportionate Share” of the excess of the amount of “Operating Costs” and “Tax Expenses” in each Lease Year over the amount of Operating Costs and Tax Expenses in the “Base Year” (each as defined in Section 7) in the manner set forth in Section 7.  All amounts due under this Section 5.2 as Additional Rent shall be payable for the same periods and in the same manner, time and place as

Base Rent.  Without limiting any other obligations of Tenant which arise during Tenant’s occupancy of the Premises and which survive the expiration or earlier termination of this Lease, Tenant’s obligation to pay Additional Rent shall survive the expiration or earlier termination of the Lease.

5.3                               Manner of Payment.  As used herein, the term “Rent” means Base Rent, Additional Rent and any other amounts due to Landlord from Tenant under this Lease.  Except as otherwise specifically set forth in this Lease, Tenant shall pay Base Rent and Additional Rent without notice or demand (except as otherwise specifically set forth in this Lease), and without set off, counterclaim, abatement, suspension, deduction, pro-ration or defense, in lawful money of the United States.  Monthly installments of Base Rent and Tenant’s Share (as defined in Section 7.2) shall be due on the first day of each month and shall be delivered to Landlord by wire transfer or ACH transfer of immediately available funds to a bank account or any other account designated by Landlord.  Rent for any period during the Term which is for less than one month shall be pro-rated based upon the actual number of days of the applicable calendar month for which Rent is due.

5.4                               Chapter XI Lease Assumption/Rejection.  If Tenant files a petition for reorganization under the provisions of 11 U.S.C.  Sec. 101 et seq. (the “Bankruptcy Code”), or if Tenant does not within sixty (60) days from the entry of an order for relief by the Bankruptcy Court assume or reject this Lease pursuant to the terms of Section 365 of the Bankruptcy Code (“Section 365”), then, effective immediately, the Base Rent due under this Lease shall increase by a rate of twenty percent (20%) per month.  Tenant may subsequently reduce the amount of Base Rent thereafter due to the amount of Base Rent in effect prior to any such escalation under this Section 3.2 by either: (a) assuming the Lease pursuant to Section 365; or (b) assuming and assigning Tenant’s interest in the Lease to a third party pursuant to Section 365.  Alternatively, if Tenant rejects this Lease, and the effective date of rejection is on or after the date upon which that month’s Base Rent is due and owing, then, the Base Rent owing under this Lease for the month during which the effective date of such rejection occurs shall be due and payable in full and shall not be prorated.

6.                                      Common Areas.

6.1                               Definition.  “Common Areas” means all areas and facilities outside the Leased Premises and other premises leased or intended for lease to other tenants of the Building and within the outside perimeter of the Property that are provided and designated by Landlord from time to time for the general non-exclusive use of the tenants of the Building and their respective employees, suppliers, shippers, customers and invitees, including but not limited to common entrances, lobbies, corridors, stairways and stairwells, public restrooms, passenger elevators, freight elevator, freight loading room, parking areas to the extent not otherwise prohibited by this Lease, loading and unloading areas, trash areas, sidewalks, walkways, parkways, driveways, landscaped areas and decorative walls.

6.2                               Common Areas Rules and Regulations.  Tenant shall abide by and conform to the rules and regulations attached hereto as Exhibit F with respect to the Property and the Common Areas (“Rules and Regulations”), and shall use commercially reasonable efforts to cause its employees, agents. representatives, suppliers, shippers, customers and invitees (collectively “Tenant Permitted Users”) to so abide.  Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to modify, amend and enforce the Rules and Regulations; provided, Landlord shall not change, revise or enforce the Rules and Regulations in any unreasonable or discriminatory manner nor in such a way as to unreasonably interfere with Tenant’s use of the Premises as set forth in Section 10.1, and nothing in the Rules and Regulations shall be used to prohibit the conduct of any business from the Premises which Tenant is permitted to conduct pursuant to this Lease.  In the event any other tenant or occupant of the Building fails to comply with the Rules and Regulations, and such non-compliance unreasonably interferes with Tenant’s use of the Premises, Landlord shall use its commercially reasonable efforts to cause such other tenants and/or occupants to comply with the Rules and Regulations; provided, in no event shall Landlord be liable to Tenant for any losses or damages incurred by Tenant for any actions by other tenants or occupants of the Building.

6.3                               Common Areas Changes. Landlord shall have the right, in Landlord’s reasonable discretion, from time to time:

6.3.1                     Subject to the terms of this Lease, to make changes to the Building interior (other than the Premises) and exterior and Common Areas, including, without limitation, in the location, size, shape, number, and appearance thereof, including but not limited to the lobbies, windows, stairways, air shafts, elevators, restrooms, driveways, entrances, parking spaces and parking areas (subject to Sections 2.4 and 6.4), loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas and walkways; provided, however, no such changes shall diminish the size of the Premises nor unreasonably interfere with Tenant’s conduct of its business pursuant to Section 10.1, access to or from the Premises or the parking lot.

6.3.2                     To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises and parking areas remains available.

6.3.3                     To use temporarily the Common Areas while engaged in making additional improvements, repairs or alterations to the Property, or any portion thereof so long as reasonable access to the Premises and parking areas remains available.

6.3.4                     To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and the Property as Landlord may, in the exercise of sound business judgment, deem appropriate, provided, however, no such changes shall diminish the size of the Premises nor unreasonably interfere with Tenant’s conduct of its business pursuant to Section 10.1, access to or from the Premises or the parking lot.

6.4                               Parking.

6.4.1                     Landlord shall not reduce or eliminate any parking spaces in the Parking Garage below the total of the number Tenant has the right to use pursuant to Section 2.4 and the total number that otherwise are similarly provided to other tenants, without Tenant’s prior consent.  Four (4) of the Tenant Parking Spaces shall be directly accessible from the easterly alley (and identified on Exhibit B) and shall be painted “Reserved - Xencor Visitor Parking” with appropriate tow-away notices posted and enforced by Landlord.

6.4.2                     Landlord may not extend or renew any existing agreements with non-tenants of the Building, nor enter into new agreements with non-tenants in the Building, for parking privileges in the Parking Garage during the Term.

6.4.3                     Landlord shall not charge Tenant for parking or for visitor parking during the Term, nor the Extended Term.  The Tenant Parking Spaces shall be available to Tenant twenty-four (24) hours per day, seven (7) days per week, every day of the year and shall be non-tandem.  For Tenant’s reserved parking, Landlord shall clearly identify the Tenant Parking Spaces by the words “Xencor, Inc.

Reserved Parking” or other words identifying the particular Tenant Parking Spaces as being reserved for Tenant’s exclusive use.  The location of Tenant’s initial reserved Tenant Parking Spaces is set forth on Exhibit B.  Should Landlord provide other parking services, such as “call down” or valet to other tenants, the same shall be made available to Tenant on a pro rata basis.  Tenant shall comply with all reasonable parking rules and regulations promulgated from time to time by Landlord which are not inconsistent with the foregoing.  Card keys into the Parking Garage shall be provided at Landlord’s cost (“Parking Security System”).

7.                                      Tenant’s Proportionate Share of Operating Costs and Tax Expenses.

7.1                               Definitions.  As used in Section 5.2 and otherwise in this Lease, the following terms shall have the following meanings:

7.1.1                     “Base Year” means calendar year 2015.

7.1.2                     “Expense Year” means each calendar year in which any portion of the Term falls, through and including the calendar year in which the Term expires or the Lease is earlier terminated, and any portion of any calendar year in which Tenant is in possession of the Premises following expiration or earlier termination of the Term.

7.1.3                     “Estimated Operating Costs” means the monthly estimates of Tenant’s Proportionate Share of Operating Costs and Tax Expenses for each Expense Year to be given by Landlord to Tenant pursuant to the terms of Section 7.2.

7.1.4                     “Operating Costs” means, subject to the exclusions set forth on Exhibit E attached hereto or elsewhere in this Lease, all expenses, costs and amounts of every kind and nature which Landlord pays or incurs during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Property.  A list of such expenses, costs and amounts included, without limitation, in Operating Costs, and a list of expenses, costs and amounts specifically excluded from Operating Costs, is set forth in on Exhibit E.

7.1.5                     “Personal Property Tax” means any form of tax or assessment, general, special, ordinary or extraordinary, and any commercial rental tax, business tax, levy or other tax (other than inheritance, personal income or estate taxes of Landlord) imposed on any personal property located or contained in the Premises or otherwise on the Property used in connection with the operation, management or repair of the Property, by any Governmental Authority having the direct or indirect power to tax, including any city, county, state or federal government.

7.1.6                     “Real Property Tax” means any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any commercial rental tax, business tax, improvement bond or bonds, levy or other tax imposed on the Premises, the Building or the Property by any Governmental Authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, hospital, fire, street, drainage, water or other improvement district thereof, as against: (a) any legal or equitable interest of Landlord in the Premises, the Building or the Property; (b) Landlord’s right to rent or income therefrom; and (c) Landlord’s business of leasing the Premises and Building, including, without limitation, any tax measured by the Rent payable hereunder or under other leases for space in the Building.  The term also shall include any tax, fee, levy, assessment or charge in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of “Real Property Tax”, and any and all taxes and assessments for services of any kind provided to or for the benefit of the Property or the Premises.

(a)         Without limiting the generality of the foregoing, Tenant shall be responsible for and the term “Real Property Taxes” also shall include any increase in real property tax which is due to: (i) any “Change in Ownership” of all or any portion of the Property (as defined in Sections 60-69 of the California Revenue and Taxation Code, the Regulations promulgated thereunder and any amendments or successor statutes or regulations thereto) after the first such “Change of Ownership” during the Term; (ii) any construction or work of improvement in the Premises or the Property; or (iii) any other reassessment for any reason relating to real property tax, except Tenant shall not be responsible for paying any increase in Real Property Tax due to additional improvements placed upon the Property by other tenants of the Building or by Landlord for the exclusive enjoyment of any other such tenant.

(b)         Notwithstanding anything to the contrary contained in this Section 7.1.6, Real Property Taxes shall not include: (i) any excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property); or (ii) any items included as Operating Costs.

(c)          Landlord additionally may include in Tenant’s Proportionate Share of Tax Expenses any costs and expenses, including without limitation, attorneys’ and accountants’ fees and costs, incurred by Landlord in reasonably attempting to protest, reduce or minimize Tax Expenses, which shall be included in Tax Expenses in the Expense Year such costs and expenses are paid. Tax refunds shall be deducted from Tax Expenses in the Expense Year such refunds are received by Landlord. All special assessments which may be paid in installments shall be paid by Landlord in the maximum number of installments permitted by Law and not included in Tax Expenses except in the year in which the assessment installment is paid.

(d)         Tenant shall reimburse Landlord, as Additional Rent and within thirty (30) days of demand, for the full amount of Personal Property Taxes and/or Real Property Taxes required to be paid by Landlord, as opposed to Tenant’s Proportionate Share of such Taxes, when: (a) said Taxes are measured by or reasonably attributable to the cost or value of Tenant equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out, regardless of whether title to such improvements shall be vested in Tenant or Landlord; (b) said Taxes are assessed upon or with respect to the specific use by Tenant of the Premises, any portion of the Property or the parking areas in connection with this Lease; or (c) said Taxes are assessed upon this transaction, this Lease or any other document to which Tenant is a party creating or transferring an interest or an estate in the Premises

7.1.7                     “Taxes” means Personal Property Tax and Real Property Tax together.

7.1.8                     “Tenant’s Proportionate Share” is fifty percent (50%).

7.2                               Tenant’s Proportionate Share of Operating Costs and Taxes.  Tenant shall pay Tenant’s Proportionate Share of any increase in Operating Costs or Taxes over the amount of Operating Costs or Taxes in the Base Year (“Tenant’s Share”) in advance, beginning on the first day of the second Lease Year, by paying on the first day of each calendar month thereafter an amount estimated by Landlord, annually, as being one-twelfth (1/12) of Tenant’s Share for the applicable Expense Year.  Landlord shall deliver to Tenant its estimate of Tenant’s Share for an Expense Year, and the resulting monthly installment due from Tenant, no later than December 15 of the year immediately prior to the applicable Expense Year.  At any time during an Expense Year, Landlord may re-estimate Operating Costs or Taxes and adjust Tenant’s monthly installments accordingly if, in Landlord’s judgment, such adjustment is appropriate in order more accurately to reflect Tenant’s Share for that Expense Year.  Landlord shall only have the right to re-estimate Operating Costs or Taxes once during a calendar year. After the end of each Expense Year, Landlord shall deliver to Tenant an annual written statement setting forth the amount of the actual Operating Costs and Taxes and Tenant’s Share thereof for such Expense Year (“Annual Operating Statement”).  If the aggregate payments made by Tenant for such Expense Year exceed the amount of Tenant’s Share for such Expense Year, such excess shall be applied as a credit against future payments to be made by Tenant under this Section 7.2 or, if the term of this Lease has expired, such excess shall be refunded to Tenant within thirty (30) days after Landlord’s delivery of the Annual Operating Statement.  If the aggregate payments made by Tenant for any Expense Year are less than the amount of Tenant’s Share for such Expense Year, Tenant shall, within thirty (30) days written demand therefor, pay Landlord the amount of any such deficiency.  Notwithstanding the foregoing, for a period of twelve (12) months following delivery to Tenant of the Annual Operating Statement, adjustments may be made by Landlord based upon information not available or expenses not determined or determinable at the time the Annual Operating Statement was prepared.  In the event that this Lease expires or is terminated on any date other than the last day of an Expense Year, Tenant’s Share shall be adjusted on the basis by which the ratio of the number of days which have elapsed from the commencement of such Expense Year to the later of the date on which this Lease expires or terminates, or Tenant otherwise surrenders possession of the Premises, bears to the number 365.  Tenant’s obligation to pay Tenant’s Share shall survive termination or earlier expiration of this Lease.

7.3                               Limit on Controllable Expenses. Notwithstanding anything in Section 7.2 to the contrary, commencing with the second Lease Year, Tenant’s obligation to pay Tenant’s Share of any increases in Controllable Expenses (as hereinafter defined) for any Expense Year shall be limited to an increase of five percent (5%) (“Cap”) from: (a) the amount of such Controllable Expenses in the Base Year for Lease Year 2; and (b) the amount paid for such Controllable Expenses in the immediately preceding Expense Year for all subsequent Expense Years; provided, however, that if any such increase in Controllable Expenses is less than the maximum amount that Controllable Expenses could have increased pursuant to the foregoing applicable Cap (the difference between the maximum amount that such Controllable Expenses could have increased and the amount that they did in fact increase is referred to herein as the “Unused Cap”), then the Unused Cap shall be applied to increase the Cap that is applicable to the next Expense Year and carried forward to subsequent years, with any further Unused Caps cumulatively added to each subsequent year, until all Unused Caps are exhausted.  The term “Controllable Expenses” shall mean all Operating Costs except utilities and insurance, and shall not include any Taxes.

7.4                               Landlord’s Records.  Landlord shall keep and maintain customary records of all expenses incurred in connection with Operating Costs and Taxes (“Operating Costs Records”).  For one hundred eighty (180) days following Tenant’s receipt of an Annual Operating Statement, upon no less than ten (10) business days’ written notice to Landlord, Tenant shall have the right to audit Landlord’s Operating Costs Records for the Expense Year for which the Annual Operating Statement was delivered, and upon Landlord’s receipt of such notice, Landlord shall make its Operating Costs Records for such Expense Year available for audit on behalf of Tenant by a reputable firm of certified public accountants and/or real estate service professionals during regular business hours at the Los Angeles, California offices of Landlord or if no such office at such other California site as Landlord selects, which shall not be unreasonable determined; provided that such written notice must include a letter signed by Tenant and its auditor and/or real estate services firm acknowledging: (a) that the results of such audit (including any and all information with respect to costs, expenses and/or income pertaining to the Property), as well as any compromise, settlement, or adjustment reached between Landlord and Tenant based upon such audit and/or such information, shall be held in strict confidence by Tenant and its auditor and/or real estate services firm; and that (c) such audits may be performed not more often than once during any twelve (12) month period and shall last no more than two (2) business days. If Tenant does not dispute an Annual Operating Statement in writing within ninety (90) days of Tenant’s receipt thereof, Tenant shall have irrevocably waived its right to dispute the determination/calculation of the Operating Costs and Taxes and the amount of Tenant’s Share set forth in the Annual Operating Statement in the previous Calendar Year.  Tenant acknowledges and understands, after having consulted with legal counsel, that the purpose of the foregoing sentence is to shorten the period within which Tenant would otherwise have, under applicable law, to dispute the accuracy of the Annual Operating Statement and the amount of Tenant’s Share.  Additionally: (i) any audit shall be limited to the prior Expense Year; (ii) no audit shall be permitted at any time while Tenant is in default in the payment of Rent; and (iii) no audit may be conducted by a subtenant at any time, nor by an assignee for any period during which such assignee was not in possession of the Premises.  Tenant shall reimburse Landlord, upon demand, for Landlord’s reasonable costs incurred in connection with the duplication or retrieval of documents, supervision and coordination with Tenant’s auditor, and any other expense that may reasonably have been incurred by Landlord in assisting or cooperating with Tenant’s auditor unless the audit reduces Operating Costs and Taxes by ten percent (10%) or more.  Tenant shall bear all costs of retaining Tenant’s auditor unless the adjustment of Operating Costs and Taxes is reduced by ten percent (10%) or more in which case landlord shall reimburse all reasonable costs of the audit.

8.                                      Utilities.

8.1                               Landlord’s Obligation.  Landlord shall be responsible for providing, and shall pay for: (a) water, gas, heat, light, electricity, and other utilities and services necessary for Landlord’s operation and maintenance of the of the Common Areas as provided in this Lease, together with any taxes thereon, (collectively “Common Area Utilities”); and (b) electricity for the Premises and other areas leased to tenants, all costs of which Landlord shall include in Operating Costs.

8.2                               Tenant’s Obligations.  Tenant shall be responsible for providing to the Premises, and shall pay for, all water, gas, heat, light, power, telephone, cable, internet service and all other utilities and services necessary to the operation of Premises, together with any taxes thereon (“Premises Utilities”), except electricity which Landlord shall provide as set forth in Section 8.1 (“Premises Electricity”).  Tenant shall make payments for the Premises Utilities directly to the provider thereof prior to the date any bill for any such Premises Utilities is due.  In the event it is necessary to install any meters for the separate metering of the Premises Utilities or any portion thereof, Tenant shall pay for such metering directly to the utility or installer thereof, except for any rewiring of the Premises for electricity which Landlord only may elect to do, for which Landlord shall pay and not include in Operating Costs.

8.3                               No Landlord Liability.  Notwithstanding Landlord’s responsibility to provide Common Area Utilities and Premises Electricity as provided herein, Landlord shall not be liable for, and Tenant shall not be entitled to an abatement or reduction of rent by reason of, any failure, interference, disruption, defect, discontinuance, unavailability, unsuitability, interruption or reduction (collectively, “failure”) in the provision, character or level of any of the Common Area Utilities or the Premises Electricity for any reason whatsoever, nor shall Landlord be liable under any circumstances for any loss of or damage or injury (including death) to the person, property or business of Tenant or any Tenant Permitted Users, however occurring, through or in connection with or incidental to any such failure described in this Section 8.3.  Tenant hereby waives the benefit of any applicable existing or future law permitting the termination of this Lease due to any such failure.  Notwithstanding the foregoing, in the event a failure is caused by Landlord’s gross negligence or willful misconduct that substantially interferes with Tenant’s ability to conduct business, and such failure continues for more than five (5) days as a result of Landlord’s gross negligence or willful misconduct, Tenant shall be entitled to an abatement of Base Rent starting on the sixth (6th) day of such failure until the earlier of the date such failure is cured or forty five (45) days following the commencement of such failure, and if such failure lasts more than forty five (45) days, Tenant shall be entitled to terminate this Lease, however, if Tenant does not terminate this Lease, Tenant shall again be obligated to pay Base Rent.

9.                                      Security Deposit.

9.1                               Amount.  Landlord currently holds a security deposit delivered to Landlord by Tenant under a former lease in the amount of Fifty Thousand Dollars ($50,000.00).  Such funds shall be retained by Landlord and deemed to have been delivered to Landlord by Tenant as a security deposit for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term (“Security Deposit”).

9.2                               Use Upon Default.  If Tenant defaults with respect to any provision of this Lease, including but not limited to in the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default.  Without limiting the generality of the foregoing, in the event that Tenant defaults with respect to any provision of this Lease and Landlord determines, in its sole discretion, that it is necessary or advisable to retain legal counsel to assist Landlord in responding to or addressing such default, including but not limited retaining legal counsel to prepare and deliver a notice of default to Tenant with respect to such default, Landlord shall have the right, but not the obligation, to us use all or any part of the Security Deposit to pay all legal fees and costs incurred by Landlord as a result of such retention of legal counsel.  If any portion of the Security Deposit is used or applied as provided in either or both of the preceding two sentences, Tenant shall, within ten (10) business days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to an amount equal to Fifty Thousand Dollars ($50,000).  Tenant’s failure to restore such amount in such ten (10) business days shall be a material default under this Lease by Tenant and, notwithstanding anything in Section 17.1 or otherwise in this Lease to the contrary, the default for which all or part of the Security Deposit was used or applied shall not be deemed cured unless and until Tenant restores the amount of the Security Deposit Landlord has so used or applied.

9.3                               Landlord Additional Rights.  Landlord shall not be required to proceed against the Security Deposit before exercising any other right or remedy provided by this Lease or by Law, nor shall the use, application or retention of the Security Deposit or any portion thereof by Landlord prevent Landlord from exercising any other right or remedy provided by this Lease or by Law, nor operate as a limitation on any recovery to which Landlord may otherwise be entitled.  No trust relationship is created between Landlord and Tenant with respect to the Security Deposit.  Landlord has no obligation to hold the Security Deposit in a separate account for Tenant and may comingle the Security Deposit with other funds of Landlord.  Tenant shall not be entitled to any interest on the Security Deposit.

9.4                               Landlord Right to Transfer.  Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Premises and in this Lease, provided that any such transferee or mortgagee takes such interest subject to the terms of this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the obligation to transfer or assign the Security Deposit to the transferee or mortgagee.  Upon such transfer or assignment of the Security Deposit and Landlord’s notice thereof to Tenant, Landlord shall be released by Tenant from all liability or obligation for the return of such Security Deposit and Tenant shall look solely to such transferee or mortgagee for such return.

9.5                               Return to Tenant.  If Tenant fully and faithfully performs in all material respects every provision of this Lease to be performed by it (or cures same), the Security Deposit, or any balance thereof, shall be returned to Tenant, or at Landlord’s option to the last assignee of Tenant’s interest hereunder, within ten (10) business days following the expiration or other termination of the Term.

9.6                               Tenant Waivers.  Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of l\Law now or hereafter in effect, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim from the Security Deposit those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any member, manager, officer or agent of Tenant or any Tenant Permitted User that results in a default by Tenant under this Lease, in the manner set forth in this Section 9.

10.                               Use of Premises.

10.1                        Permitted Use.  Landlord is leasing the Premises to Tenant for general office, administrative, laboratory, manufacturing and/or related uses, including but not limited to medical and biotechnological research and development, including vivarium usage, subject to Section 12.3 of this Lease. Landlord acknowledges and agrees that in connection with the permitted use of the Premises, Tenant will be utilizing, storing and disposing of substances which are classified or regulated as “hazardous materials” or “toxic” or “hazardous substances” under applicable California and United States federal law (collectively referred to herein as “Hazardous Substances”).  In addition to Tenant’s obligations under this Lease, Tenant covenants that all Hazardous Substances shall be handled and disposed of by Tenant in accordance with Section 12.3 and all Laws.

10.2                        Other Permits.  Tenant shall be solely responsible for any and all actions, permits, licenses, approvals and costs required for the use, occupancy, operation, repair or renovation of the Premises in accordance with all Laws (collectively “Permits”), including, without limitation, the payment of all governmental charges and fees, if any, which may be due or payable to applicable Governmental Authorities in connection with any such Permits, repairs or renovations necessary for the use, occupancy or operation of the Premises, and further including without limitation, as necessary to cause the Premises to comply with the Americans With Disabilities Act (“ADA”) and/or to correct any building code violations within the Premises subject to Landlords obligation to make capital improvements as necessary in compliance with Section 12.1.1.

10.3                        Compliance with Laws.               From and after the Commencement Date, Tenant shall, at Tenant’s sole cost and expense, comply promptly with the conditions and requirements of all Permits and all Laws, including without limitation, Laws related to the operation of the Premises or Tenant’s use and occupancy of the Premises, or mandating repairs or Alterations related to safety, including earthquake safety, or disabled access requirements except structural and capital components of the Building or Property which are the obligation of Landlord.  Tenant shall not use nor permit the use of the Premises in any manner that will create waste or a nuisance or otherwise violate any Laws.  Tenant shall promptly inform Landlord in writing of any violation, or any notice or claim of any violation, of any Law, concerning or affecting the Premises.

10.4                        Increased Risk.  Tenant shall not do anything in or upon the Premises which may be prohibited by any insurance policy in force carried by Landlord or Tenant, from time to time, covering the Property or any portion thereof; provided that any insurance policy permits all of the uses set forth in Section 10.1.  In the event Tenant’s occupancy or conduct of business in or upon the Premises (whether or not Landlord has consented to the same) other than as set forth in Section 10.1 results in any increase in premiums for (or cancellation of) the insurance carried from time to time by Landlord with respect to the Property, Tenant shall, at Tenant’s option, either cease such use or conduct immediately, or pay any resulting increase in premium upon demand therefor from Landlord.  In determining whether increased premiums or cancellation are a result of Tenant’s occupancy of or conduct on the Premises, the written determination of the insurer shall be conclusive.  Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the use and/or maintenance of the Premises.

11.                               Tenant Acceptance of Premises.

11.1                        Acceptance of Premises AS IS.  Tenant acknowledges that since April, 2000, Landlord has leased the Premises to Tenant under the Prior Lease, and Landlord has not been in possession of nor operated the Premises during that time.  Landlord is leasing the Premises to Tenant, and except for Landlord’s obligations expressly provided in Section 12.1, Tenant hereby accepts the Premises in its condition existing as of the Commencement Date, and subject to all applicable zoning, municipal, county, state and other Laws, and all matters disclosed thereby.  Tenant acknowledges that, except as expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to: (a) the condition of the Premises, physical, financial or otherwise; (b) the present or future suitability of the Premises for the conduct of Tenant’s business; (c) compliance of the Premises with applicable Laws; or (d) any other matter.  Tenant expressly acknowledges and agrees that, except for Landlord’s obligations expressly provided in Section 12.1, Tenant is leasing the Premises “AS IS” and in “WITH ALL FAULTS” condition, subject to all matters of every kind and description, including without limitation: (i) the structural, environmental and geological condition of the Premises and the Property subject to Landlords obligation to repair as set forth herein; (ii) the state of title to the Premises and the Property, including without limitation covenants, conditions, restrictions, leases, easements, licenses, mortgages, deeds of trust, assignments of leases, fixture filings and any and all other matters, whether or not of record; (iii) matters which would be disclosed by an inspection of the Premises or the Property or by an accurate survey of the Property; (iv) zoning and other requirements regarding the legal use and occupancy of the Premises; and (v) all other matters.  Tenant hereby waives any and all “Claims” (as defined in Section 18.1) heretofore or hereafter arising against Landlord with respect to the condition of the Premises or the Property as set forth above.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY SET FORTH HEREIN, LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PREMISES OR ANY PART THEREOF, INCLUDING WITHOUT LIMITATION ANY WARRANTY OR REPRESENTATION AS TO ITS DESIGN, CONDITION, HABITABILITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE QUALITY OF OR DEFECTS IN THE MATERIAL OR WORKMANSHIP THEREIN, WHETHER LATENT OR PATENT.  By leasing the Premises, Tenant represents and warrants to Landlord that Tenant has examined and approved all things concerning the Premises and the Property which Tenant deems material to Tenant’s leasing, use and operation of the Premises.

11.2                        No Landlord Repairs or Improvements.  By leasing the Premises in its AS IS condition, Tenant acknowledges and agrees that, except for Landlord’s obligations expressly provided in Section 12.1, Landlord shall have no obligation to make any repairs or renovations to the Premises, nor except as provided in Section 3, to provide or pay for any tenant improvements for Tenant’s use of the Premises, at any time before or following the Commencement Date or Tenant’s possession of the Premises.

12.                               Maintenance and Repairs; Alterations

12.1                        Landlord Maintenance and Repair Obligations.

12.1.1              Subject to its right to receive payment of Tenant’s Share pursuant to Section 5.2 and Section 7, and subject to Sections 14 and 15, Landlord shall: (a) operate, maintain in good condition and repair and replace the Common Areas in accordance with all current Laws, including without limitation ADA, and in a manner consistent with office buildings of comparable size and quality in the area in which the Property is located;  (b) maintain in good condition and repair and in accordance with all current Laws: (i) the roof and roof membrane; (ii) the exterior wall structure and surfaces; and (iii) the concrete slab and  structural integrity of the Building, including  floors, walls  and footings and the systems servicing the Property, including without limitation, all utility, plumbing, electrical, sprinkler, mechanical, communications, fire and life safety, elevator, and sanitary and storm water drainage systems (“Building Systems”); provided that: Tenant shall be responsible for one hundred percent (100%) of the cost of any maintenance, repair or replacement items for which Landlord is responsible under this Section 12.1.1 to the extent that Tenant or any Tenant Permitted User caused the damage or condition requiring such maintenance, repair or replacement.

12.1.2              Notwithstanding Tenant’s obligations with respect to HVAC package units servicing the Premises as set forth in Section 12.2, in the event an HVAC package unit that services the Premises is not working properly or is completely non-functional under commercially reasonable circumstances and is beyond repair, or any such unit is at the end of its normal useful life, Landlord shall replace such HVAC package unit and Landlord shall not include the cost of such replacement in Tenant’s Share; provided the determination of such necessary replacement of the HVAC package units shall be at the reasonable discretion of Landlord.

12.2                        Tenant’s Maintenance and Repair Obligations.

12.2.1              Except as otherwise provided in Section 12.1, and Sections 14 and 15, Tenant, at Tenant’s sole cost and expense, shall at all times maintain the Premises and every part thereof in clean condition, in good order, condition and repair, and in compliance with all Laws, including without limitation ADA, whether or not the need for such cleaning, maintenance or repairs occurs as a result of Tenant’s present or prior use, the elements or the age of the Premises, or otherwise, including, without limitation, lighting facilities and equipment, fixtures, non-structural aspects of the columns, partitions, interior and exterior entrances, non-structural aspects of the interior walls, ceilings, floors, floor coverings, interior and exterior windows, all glass, window trims and frames, sanitary facilities and closing devices located within the Premises, or exclusively servicing the Premises and located within the walls, floors or ceilings demising the Premises.  With respect to items located within walls, floors or ceilings, Landlord grants to Tenant a temporary license to make repairs therein, provided: (a) Tenant gives not less than two (2) business days’ written notice of its need to access such areas, the nature of the work to be done and the Person(s) (as defined in Section 32.4) retained to do such work; and (b) the Person(s) designated to do such work is/are reasonably acceptable to Landlord; except in emergency situations requiring immediate repair, Tenant shall have the right to immediately access such area, in which case Tenant shall utilize its best efforts to provide the information specified above to Landlord as promptly as possible and, in any event, within one (1) day thereafter.  Notwithstanding anything in this Section 12.2.1 to the contrary, in no event shall Tenant be permitted to take any action which would result in the disruption of the delivery of utilities to any other tenant of the Building without Landlord’s consent which, in all cases other than an emergency, shall only be effective if in writing.  Tenant shall indemnify, defend and hold Landlord and the Landlord Parties (as defined in Section 18.1) harmless from any and all Claims of any kind or nature arising from or related to this Section 12.2.

12.2.2              Except as set forth in Section 12.2.1 as the obligation of Landlord, during the Term, Tenant shall be responsible, at Tenant’s cost, for the maintenance and repair of all HVAC package units that service the Premises, and Tenant shall maintain, and shall be responsible for managing the maintenance of, customary maintenance service contracts with independent service and maintenance providers for all HVAC package units that exclusively service the Premises; provided, the determination of necessary maintenance and repair of such HVAC package units shall be at Tenant’s reasonable discretion.

12.2.3              Tenant, at its sole cost and expense, shall regularly monitor the Premises for the presence of mold or for any conditions that reasonably can be expected to give rise to mold (“Mold Conditions”) including but not limited to, observed or suspected instances of water damage, actual mold growth, repeated complaints of respiratory ailment or eye irritation by Tenant Permitted Users any other occupants in the Premises, or any notice from a Governmental Authority of complaints regarding the indoor air quality in the Premises, and promptly notify Landlord in writing whenever it suspects Mold Conditions may be present in the Premises.

12.3                        Hazardous Materials.

12.3.1              Use on Premises.  Without limiting the generality of Section 12.2.1, if any Hazardous Materials (as defined in Section 12.3.2) are brought onto or otherwise exist, or are used, generated, released, kept or stored in, on, about, from or under the Premises, or transported to or from or to the Premises, by Tenant or any Tenant Permitted Users, Tenant shall use, keep, store and transport such Hazardous Materials in a manner which complies with all Laws and precautions mandated or advised by any federal, state or local Governmental Authority with respect to the use, generation, storage or disposal of Hazardous Materials (collectively “Environmental Laws”) and with the highest standards prevailing in the County of Los Angeles for the use, storage  and transportation of such Hazardous Materials.  Without limiting any other obligations of Tenant set forth in this Lease, Tenant shall, at its own cost and expense: (a) procure, maintain in effect and comply with all conditions and requirements of any and all permits, licenses and other governmental and regulatory approvals or authorizations required under any Environmental Laws (“Environmental Permits”) and shall submit to Landlord copies of all such Environmental Permits within five (5) business days after Tenant’s receipt thereof; (b) remove or otherwise remediate any asbestos that may exist on the Premises, regardless of whether or not such asbestos first was installed in the Premises before or after the Commencement Date, if such removal or other remediation is required under any Environmental Laws or Environmental Permits or any other Laws or other permits, licenses or other governmental authorizations or entitlements issued to Tenant for any reason, unless such asbestos was not installed by Tenant and such removal is not required in connection with Tenant seeking any Environmental Permits or in connection with any repairs or Alterations Tenant is seeking to perform at the Premises; and (c) Tenant shall immediately notify Landlord of its discovery of the presence or release of any Hazardous Materials on or about the Premises or any adjoining property in violation of any Environmental Laws.  The covenants and agreements of

Tenant set forth in this Section 12.3.1 shall survive the expiration or earlier termination of this Lease and shall not be affected by any investigation, or information obtained as a result of any investigation, by or on behalf of Landlord.

12.3.2              Definition.  As herein used, the term “Hazardous Materials” means any substance, material or waste which now or at any time in the future is listed, identified or defined in or pursuant to any Environmental Law as a “hazardous substance”, “hazardous waste”, “toxic substance”, “toxic pollutant”, “infectious waste” or any similarly identified substances, materials or mixtures, or which now or at any time in the future is: (a) potentially injurious to the public health, safety or welfare or to the environment; (b) potentially injurious to, or which may impair the value or beneficial use of, the Premises or the Property; (c) regulated or monitored by, or required to be remediated at the behest of, any Governmental Authority; or (d) a basis for a claim against or liability of any owner or operator of the Premises by any Governmental Authority or other person or entity under any applicable Laws, including Environmental Laws, including without limitation, petroleum or petroleum products, hydrocarbon substances of any kind, asbestos in any form, formaldehyde, radioactive substances, industrial solvents, flammables, explosives, leakage from underground storage tanks, those materials identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as amended from time to time, and those substances defined as “hazardous substances”, “hazardous material”, “hazardous wastes”, or other similar designations in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq. and any other Laws.

12.3.3              Asbestos Notification.  The Building and other areas of the Premises may contain asbestos-containing building materials.  Generally, asbestos does not pose any health hazard as long as it remains intact.  However, asbestos fibers can be released into air when building materials containing asbestos are damaged or disturbed.  A range of building materials may contain asbestos, including but not limited to: (1) sprayed or textured ceilings and walls; (2) stucco, plaster or drywall; (3) insulation on structural steel, boiler or hot water tanks; (4) insulation around furnaces or heating and air conditioning ducts; and (5) tile and sheet flooring, including linoleum or vinyl.

12.4                        Tenant Alterations.

12.4.1              Tenant Right to Perform.  Tenant shall not, without Landlord’s prior written consent, including without limitation pursuant to the allowance to Tenant set forth in Section 3, make: (a) any addition or structural alteration to the Building or any structural improvements on the Property; (b) any other alterations, improvements, additions, or any Utility Installations (collectively “Alterations”) in, on or about the Premises which exceed  Fifty Thousand Dollars ($50,000) in the aggregate in any single calendar year; or (c) any Alteration which (i) affects any Building Systems, (ii) is visible from the exterior of the Premises or (iii) decreases the value of the Premises or the Property.  As used in this Section 13.2, the term “Utility Installations” shall mean carpeting or other floor coverings, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning or plumbing.  Landlord hereby approves Tenant’s proposed Alterations submitted herewith pursuant to Exhibit G, subject to Tenant’s compliance with the provisions of Sections 12.4.2, 12.5.2 and 12.6.

12.4.2              Submissions to Landlord.  Prior to the commencement of any Alterations that require Landlord’s consent, Tenant shall present to Landlord, in writing, for Landlord’s consideration and approval or disapproval, a description of the planned Alterations, with proposed detailed plans, a proposed budget showing and a proposed schedule for the completion of the work.  If Landlord gives its consent to any Alterations, such consent shall be deemed conditioned on Tenant doing, and Tenant shall do, all those things set forth in Section 12.6(b)(i) through (iii) and 12.6(c).  Additionally, as a condition to Landlord’s consent to any Alterations which require Landlord’s consent, Landlord may require Tenant to provide to Landlord, at Tenant’s sole cost and expense, a lien payment bond and a completion or performance bond issued by a surety and in form and substance satisfactory to Landlord, collectively in an amount equal to one and one half times the estimated cost of such Alterations, to insure Landlord against any liability for mechanic’s or material men’s liens and to insure completion of the work.

12.4.3              Tenant Removal of Alterations.  Tenant acknowledges that during the term of the Prior Lease, Tenant installed Alterations in the Premises.  At the expiration or earlier termination of the Lease, Tenant shall not have an obligation to remove such Alterations made at the Premises during the term of the Prior Lease, nor the proposed Alterations submitted herewith pursuant to Exhibit G upon Tenant’s completion thereof.  In the event Tenant requests Landlord’s consent to any further Alterations during the Term, however, Landlord shall have the right, and it shall be deemed reasonable for Landlord, to condition Landlord’s consent to such further Alterations on Tenant’s agreement to remove such Alterations, at Tenant’s expense, at the end of the Term and prior to the return of the Premises to Landlord.

12.5                        Payment of Claims; Removal of Mechanic’s Liens; Notice.

12.5.1              Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to, by or for Tenant, or on Tenant’s behalf, at or for use on or in the Premises in connection with any maintenance, repairs or Alterations, which claims are or may be secured by a mechanics’ or material men’s lien against the Premises or the Property or any interest therein.  Tenant shall give Landlord not less than ten (10) days’ written notice prior to the commencement of any work on or in the Premises, and Landlord shall have the right to post notices, including without limitation notices of non-responsibility, on or in the Premises as provided by Law, and Tenant shall continuously cause such notices to be conspicuously displayed on, in and about the Premises as required by applicable Laws to prevent any mechanics’, material men’s or similar statutory liens from attaching to the interest of Landlord in the Premises.

12.5.2              Subject to Section 12.5.3, Tenant shall keep the Premises free and clear of all mechanics’, materialmen’s and similar statutory liens and stop notices at all times.  Without limiting Tenant’s obligations under the preceding sentence, if at any time a mechanics’, materialmen’s or similar statutory lien or stop notice is recorded against the Premises, Tenant shall immediately take all action to cause the same to be discharged of record, and in all events, to cause the same to be discharged of record prior to its foreclosure against the Premises.

12.5.3              Notwithstanding anything in this Section 12.5 to the contrary, Tenant shall have the right to contest, in good faith, the validity of any mechanic’s, materialmens’ or similar statutory lien or stop notice, or any claim or demand therefor or thereunder, provided, in the event of any such contest, Tenant shall: (a) indemnify, defend and hold harmless the Premises, the Property and Landlord from and against any liability arising from or otherwise related to such contest or the lien, claim of lien or stop notice that is the subject of the contest; (b) pay and satisfy any adverse judgment that may be rendered in such contest or otherwise with respect to the lien, claim of lien or stop notice that is the subject of the contest, before the enforcement of such judgment against the Premises, the Property or Landlord; and (c) furnish, in the manner required by the California Civil Code, to the Los Angeles County Recorder or to the Los Angeles County Clerk of Court, a surety bond in an amount required by applicable law to cause the lien or any stop notice to be removed from record title to the Premises in the manner contemplated by Sections 3143 and 3171 of the California Civil Code.  In addition, Landlord may, at its option and at the sole cost of Tenant, participate in any such action if Landlord decides it is in Landlord’s best interest to do so.

12.6                        Manner of Tenant Maintenance and Repairs/Alterations.  For all maintenance or repairs and Alterations performed pursuant to Section 12.2, Section 12.4 or otherwise on the Premises: (a) Tenant shall have the right to use qualified architects, contractors, subcontractors and engineers selected by Tenant, subject to Landlord’s approval, which Landlord shall not unreasonably withhold, condition or delay; (b) Tenant shall: (i) acquire all permits required to perform the proposed work from all appropriate Governmental Authorities; (ii) furnish a copy of all such permits to Landlord prior to the commencement of work; and (iii) perform and complete the work in compliance with all Laws, including all Laws relating to the removal of asbestos containing materials, and in compliance with all conditions of all permits, in a prompt and expeditious manner; and (c) prior to or upon completion of the work, Tenant shall obtain lien releases in the form set forth in the California Civil Code from all contractors, subcontractors, workers and suppliers of materials who performed work or provided services, supplies or material to the Premises or the Property for all work performed, services provided, supplies and materials provided to the Premises or the Property by such contractors, subcontractors, workers and suppliers, and deliver copies of such lien releases to Landlord.

12.8                        Landlord Rights/Tenant Waiver of Statutory Rights.

12.8.1              Subject to Section 12. 1, Landlord shall have no obligation to maintain or repair the Premises or any part thereof, or make any Alterations thereto, whether structural or non-structural, all of which obligations shall be performed solely by Tenant in compliance with the provisions of Section 12.2 and at Tenant’s sole cost and expense.  If Tenant fails to perform any of Tenant’s maintenance or repair obligations under Section 12.2, or Tenant makes any Alterations which require Landlord’s consent under Section 12.4 without obtaining Landlord’s prior written approval thereof, such action(s) by Tenant shall constitute a material breach of Tenant’s obligations under this Lease and, without limiting Landlord’s rights and remedies arising as a result of such breach, Landlord shall have the right, but not the obligation, to enter upon the Premises after five (5) days’ prior written notice to Tenant (except in the case of an emergency, in which case no notice shall be required) to: (a) perform such maintenance and repair obligations on Tenant’s behalf; or (b) require that Tenant remove, or cause to by removed, any such Alterations.  Following any such action(s) by Landlord, the cost of performing such maintenance or repair or removing such Alterations, together with an administrative fee of ten percent (10%) of the cost thereof, shall become due and payable as Additional Rent to Landlord with Tenant’s next payment of Base Rent.  Such entry shall not constitute an eviction or termination of the Lease, and Tenant shall not have any remedy for such entry, nor shall such entry constitute a default by Landlord under this Lease, nor constitute any other event giving rise to any right or remedy of Tenant.

12.8.2              Landlord and its agents also shall have the right to enter upon the Premises or any portion thereof, at any reasonable time following seventy two (72) hours’ written notice to Tenant, to inspect the operation, sanitation, safety, maintenance and use of the Premises or any portion thereof and to assure itself that Tenant is in compliance with its obligations under this Lease; provided, Landlord shall not thereby assume any responsibility for the performance of any of Tenant’s obligations hereunder, nor any liability arising from the improper performance thereof.

12.8.3              The provisions of this Lease are intended fully to govern the rights and obligations of Landlord and Tenant as they relate to repairs to the Premises.  Accordingly, Tenant waives and releases its right to make repairs at Landlord’s expense or to quit the Premises under any Laws which may now exist or hereafter be enacted or enforced, which confer upon Tenant the right to make any repairs to the Premises, whether or not for the account of Landlord, or to terminate this Lease because of Landlord’s failure to keep the Premises, the Building or the Property in good order, condition and repair.

13.                               Insurance

13.1                        Insurance to be Provided by Tenant.  From and after the Commencement Date, and continuing thereafter until the expiration or sooner termination of the Term, Tenant shall carry and maintain, at its sole cost and expense, the following types of insurance affording primary coverages in the amounts specified and in the form hereinafter provided:

13.1.1              Property insurance covering: (a) all of Tenant’s exterior signage, all tenant improvements in the Premises and any Alterations; and (b) Tenant’s trade fixtures and personal property used in the operation of Tenant’s business in the Premises, in amounts not less than one hundred percent (100%) of the replacement cost valuation from time to time during the term of this Lease, with a value endorsement deleting any co-insurance provisions, providing “special form coverage” (formerly known as “all risk insurance”) and including demolition, increased costs of construction, sprinkler leakage, plate glass and mold coverage or, if any of such coverages are no longer available, such other comparable coverages as are then available.  In the event that a dispute arises over the amount that represents the replacement cost of such property, the reasonable decision of Landlord (or any lender of Landlord) shall be conclusive.  Unless this Lease is terminated pursuant to Section 14, the proceeds of such insurance shall be used for the repair or replacement of the property so insured, and any deficiency, whether due to inadequacy of coverage, deductibles, or otherwise, shall be paid by Tenant.  Following a casualty, the proceeds under (a) above shall be paid to Landlord and Landlord’s lender, as their respective interests may appear, and the proceeds under (b) above shall be paid to Tenant for use as set forth in the immediately preceding sentence.

13.1.2              Business automobile liability insurance, or equivalent form, with a combined single limit of not less than two million dollars ($2,000,000) per occurrence.  Such insurance shall include coverage for owned, non-owned and hired automobiles.

13.1.3              Commercial general liability insurance, including personal injury, bodily injury, death and property damage, in an amount of not less than a combined single limit of three million dollars  ($3,000,000.00) per occurrence, on a per location basis, insuring against all insurable liability of the insured with respect to the Premises arising out of the use or occupancy thereof, including the construction of improvements on the Premises or any portion thereof, by Tenant or any Tenant Permitted User, and under which the insurer agrees to cover and protect Tenant and all additional insured parties from and against all insurable costs, expenses and/or liability arising out of or based upon Tenant’s indemnification obligations pursuant to Section 18.1.  Any commercial general liability policy shall be on Insurance Services Office, Inc. (ISO) form CG 0001 0798 or an equivalent occurrence basis commercial general liability insurance policy form that insures against liability for contractually assumed risks and is reasonably satisfactory to Landlord.

13.1.4              Workers compensation as required by law.

13.1.5              Business interruption insurance (also known as “business income” or “use and occupancy” insurance), from the same carrier as is providing Tenant’s property damage insurance, covering loss of income and extra expense in such amounts as will reimburse Tenant for direct and indirect loss of earnings, income and extra expense for at least one (1) year from the date of any casualty attributable to any of the perils required to be covered by Tenant’s property insurance, as well as to loss of use of, or inaccessibility to, the Premises, the Building, the Common Areas or any other part of the Property, whether or not attributable to such covered perils, from the date of its occurrence.

13.2                        Evidence of Tenant Insurance.  Tenant shall furnish to Landlord  within thirty (30) days of the effective date of this Lease  certificates of insurance reasonably acceptable to Landlord for each of the insurance policies Tenant is required to carry in compliance with Section 13.1 (collectively “Policies”).  The certificates of insurance, as well as the Policies, shall clearly evidence all coverage, terms and conditions required of Tenant.  All Policies (except as described in Section 13.1.5) shall name Landlord and its lenders, and their respective successors and assigns, as additional insureds or shall have blanket coverage for additional insureds that covers the foregoing, all in form reasonably acceptable to Landlord. All Policies shall contain an endorsement requiring at least thirty (30) days prior written notice from the carrier to Landlord before the effectiveness of any purported cancellation or any material change in the coverage, scope or amount of any Policy, and all Policies must be replaced with new Policies or Evidence of Insurance forms prior to the expiration or sooner termination of such Policy.  Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant, provided such blanket policies strictly comply with the terms and conditions of this Lease, contain an endorsement expressly affording coverage to the Premises and to Tenant, and waive any pro rata distribution requirement.  All Policies shall be issued in a form reasonably satisfactory to Landlord, from time to time.

13.3                        Maintenance of Tenant Insurance.  All Policies shall be issued by insurance companies with a General Policy Holders’ rating of not less than “A” for the last five (5) years and a financial size category of at least “Class X” as rated in the most current available “Best’s Key Rating Guide” for insurance companies, or which are otherwise acceptable to Landlord, that are qualified to write insurance and do business in the State of California.  The Policies shall be primary as to all claims thereunder and provide that any insurance carried by Landlord is secondary, excess and non-contributing with any insurance carried by Tenant.  No insurance coverage required to be carried by Tenant shall contain a deductible or self-insured retention in excess of $10,000 without Landlord’s prior written consent.  All deductibles and/or retentions shall be paid and assumed by, or for the account of, Tenant at Tenant’s sole risk.  In the proof of any losses that Landlord may claim against Tenant arising out of Tenant’s failure to maintain insurance, Landlord shall not be limited to the amount of the unpaid insurance premium but, rather, Landlord also shall be entitled to recover the amount of any uninsured loss to the extent of any deficiency in the insurance required by the provisions of this Lease, damages, costs, and expenses of lawsuit, including attorney’s fees and costs, arising out of damage, destruction or other loss occurring during any period for which Tenant failed to provide such insurance as required hereunder.

13.4                        Landlord’s Insurance.  Landlord shall maintain in effect, at all times during the Term,  policies of insurance  covering 100% of the replacement cost valuation from time to time during the term of this Lease of the Building and the Property, excluding Tenant improvements to the Premises, and liability insurance of a type and quality similar to that required by Tenant in Section 13.  Landlord also shall have the right, but not the obligation, to maintain rental interruption insurance, in whatever form as elected by Landlord in its reasonable discretion, to cover rental payments under this Lease in the event of any abatement thereof.  Landlord’s insurance shall be primary with respect to any claim arising out of events that occur in the Common Areas with the exception, only, of Tenant’s exterior signage on the Building.  Landlord shall include the costs of all such insurance in Operating Costs.

13.5                        Waiver of Subrogation.  Any policy or policies of property insurance which Tenant or Landlord obtains in connection with the Premises, the Building or the Property shall include a clause requiring the insured, prior to the occurrence of any injury or loss, to waive the insurer’s rights of subrogation against the other party and other tenants, including their respective employees, agents, customers and business invitees, on the Property, or shall contain an endorsement denying the insurer any such rights of subrogation.  Landlord and Tenant each hereby waive any Claims against the other that their respective insurers would otherwise have against either waiving party and other tenants, including their respective employees, agents, customers and business invitees, in the Building, for property damage due to perils covered by or insurable under the insurance policies actually carried by each party hereto to the extent of the loss covered thereby.

13.6                        Landlord Rights.  If Tenant fails to procure and maintain the insurance required to be obtained by Tenant under Section 11.2, such failure shall constitute a material breach of Tenant’s obligations under this Lease, and without limiting Landlord’s other rights or remedies resulting by reason of such breach, Landlord may, but shall not be required to, after ten (10) days’ written notice to Tenant, procure and maintain the same, at the sole cost and expense of Tenant, and Tenant shall, as Additional Rent for the Premises, reimburse Landlord for all costs of procuring such insurance upon Landlord’s demand therefor.

14.                               Damage or Destruction.

14.1                        To The Premises.

14.1.1              Landlord Right to Terminate Lease.  If there is fire or other casualty damage or destruction to the Premises (“Premises Damage”) that materially interferes with the Tenants use and occupancy of the Premises, whether or not insured under any Policy or other insurance policies maintained by Landlord, and either Landlord or Tenant, as applicable, does not offer to pay for repair or restoration of the Premises Damage, in the circumstance described in this Section 14.1, Landlord or Tenant, as applicable, may elect to terminate this Lease by giving at least thirty (30) days written notice of such election to the other, and unless otherwise stated herein, such notice is given within ninety (90) days after the date of such Premises Damage.

(a)                                 During the last two (2) years of the Term (not including any renewal term which has not yet commenced); provided that the Premises Damage is more than twenty five (25%) of the Premises or the Premises is otherwise uninhabitable for more than sixty (60) days .

(b)                                 If at any time during the Term, the Premises Damage is to the extent of fifty percent (50%) or more of the then value of the improvements in the Premises as reasonably determined by Landlord or it will reasonably take more than one hundred eighty (180) days to repair.

(c)                                  If any lender of Landlord elects to be paid or to retain any portion of any insurance proceeds relating to the Premises Damage, and Landlord gives to Tenant notice that such lender is making such election within sixty (60) days after the date such lender has notified Landlord in writing of same, unless Tenant offers to pay for the entire repair or restoration of the Premises Damage.

(d)                                 Regardless of the extent of the Premises Damage, if the proceeds received or to be received by Landlord by reason of such Premises Damage under any insurance maintained by Landlord pursuant to Section 13.3 are, in the reasonable judgment of Landlord, inadequate to repair, construct or restore the shell and structural portions of the Premises to the condition that the same were in immediately prior to such Premises Damage, unless Tenant offers to reimburse Landlord for such deficiency.

If Landlord and Tenant, as applicable, do not elect to terminate this Lease pursuant to this Sections 14.1, Landlord shall repair, reconstruct or restore the Premises Damage in accordance with the provisions of Section 14.2.1.

14.1.2              Repair.

(a)                                 If the Premises Damage is insured under any Policy or insurance policies maintained by Landlord  or Tenant hereunder, and neither Landlord nor Tenant elect to terminate this Lease pursuant to Section 14.1, this Lease shall continue in full force and effect and Landlord, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, shall promptly commence and with due diligence complete the repair, reconstruction or restoration of the all parts of the Premises that Landlord is required to maintain and repair under Section 12.1, so far as practicable to the condition that such parts of the Premises were in immediately prior to such Premises Damage.  Landlord’s obligation under this Section 14.2 shall in no event exceed the scope of the work required to place the Premises in such condition, nor shall Landlord be required to expend sums in restoring such parts of the Premises in excess of the insurance proceeds received, or to be received, by Landlord by reason of the Premises Damage; in the event that the proceeds received by Landlord are not adequate to so restore such parts of the Premises, Landlord shall have the right to terminate this Lease by giving Tenant notice as provided in Section 14.1.

(b)                                 If there is damage to or destruction of the Premises or any portion thereof, whether or not insured under any Policy or insurance policies maintained by Landlord, the repair and restoration of that part of the Premises that Landlord is not required to repair and restore pursuant to Section 14.2.1 shall be the obligation of Tenant.  Tenant shall, unless the Lease is terminated (in which event insurance proceeds payable to restore the Premises shall be delivered to the Landlord) at its own expense, and whether or not insured under any Policy, repair, reconstruct, restore and rebuild the original tenant improvements, or equivalent improvements as Tenant elects, and all other interior nonstructural improvements, exterior signs, front door, and all of Tenant’s trade fixtures and other personal property to substantially the same condition existing immediately prior to such damage or destruction, except that damaged or destroyed improvements shall be repaired, reconstructed, restored, replaced or built in accordance with all then Laws, if so required, and this Lease shall remain in full force and effect.  Tenant shall commence such repair, restoration and/or rebuilding (collectively “Repairs”) within a reasonable time after the Premises damage has occurred and all required approvals of Governmental Authorities have been obtained.  In making Repairs under this Section 14.2.2, Tenant additionally shall comply with all obligations pertaining to Alterations under Section 12.4 and Section 12.6.  Once Tenant commences Repairs, Tenant shall diligently prosecute the Repairs to completion.  Notwithstanding anything to the contrary herein, Tenant shall have the right, without Landlord’s prior written consent, to immediately take such action as is necessary to ensure that the Premises, or any portion thereof, does not constitute a nuisance or otherwise present a health or safety hazard following any Premises Damage.  Tenant’s obligation is subject to Landlord restoring and/or repairing the Building, including the Premises, as set forth in Section 14.1.2 (a).  Obligations set forth in this Section 14.1.2 shall survive the expiration or earlier termination of this Lease.

14.1.3              Building and Property Damage.  If the Property, the Building outside the Premises or any part thereof is damaged or destroyed by any casualty (“Property Damage”), whether or not insured under any insurance policies maintained by Landlord,  to the extent that the cost of repairing or restoring such Property Damage exceeds fifty percent (50%) of the then replacement cost of the Property, Landlord may elect to terminate this Lease by giving at least thirty (30) days written notice of such election to Tenant, which notice shall be given within sixty (60) days after the date of such damage or destruction.

14.2                        Disclaimer of Insurance Proceeds.

14.2.1              Except as otherwise set forth in Section 14.6, Tenant shall have no interest in or claim to any portion of the proceeds of any insurance maintained by Landlord.  Tenant acknowledges that Landlord will not carry insurance of any kind to replace the trade fixtures, interior improvements, signs, storefront, furniture, furnishings, equipment, inventory, merchandise or any other property of Tenant, and that Landlord shall not be obliged to repair any damage thereto or to replace the same.  Tenant waives the provisions of any statute or other Law that may be in effect at the time of the occurrence of any Premises Damage or Property Damage under which a lease is automatically terminated or a Tenant is given the right to terminate a lease upon such an occurrence.

14.2.2              Landlord hereby waives any claims to the proceeds of any Policy utilized by Tenant for purposes of Repair pursuant to Tenant’s obligations under Section 14.1.2

14.3                        Abatement of Rent.  In the event of any Premises Damage or Property Damage, unless and until the Lease is terminated as provided herein, to an extent that causes the entire Premises to be uninhabitable for thirty (30) days or more, following such thirtieth (30th) day, Base Rent shall be abated until the Landlord has completed all repairs required of Landlord under Section 14.1.2(a).  Additionally, to the extent that, due to such Premises Damage or Property Damage, a portion of the Premises is unusable for a period exceeding thirty (30) days, Base Rent shall be abated to the extent of the unusable portion of the Premises until Landlord has completed all repairs required of Landlord under Section 14.1.2(a).  Except as expressly set forth in this Section 14.3, notwithstanding any Premises Damage or Property Damage, unless and until the Lease is terminated as provided herein, there shall be no abatement of Rent or of any other obligation of Tenant hereunder by reason of such damage or destruction, and Tenant shall have no right to terminate this Lease or surrender the Premises to Landlord except  as otherwise set forth herein.

14.4                        Effect of Termination.  In the event this Lease is terminated under any of the provisions of this Section 14, such termination shall become effective at the time and in accordance with the respective provisions herein for such termination; provided, however, that all Rent and other charges to be paid by Tenant hereunder shall be prorated and paid either as of the date of such damage or destruction, or as of the date Tenant ceases doing business in, upon or from the Premises, whichever last occurs.

14.5                        No Landlord Liability for Premises-Related Damage.  Landlord shall not be liable to Tenant for: (a) any inconvenience or annoyance; (b) any injury to Tenant’s business; or (c) any direct, indirect, or consequential damage, including but not limited to lost profits or loss of or interference with business, arising out of or as a result of any Premise Damage or Property Damage, or Landlord or Tenant undertaking any Repairs, except that if Landlord receives payment from a Policy covering such inconvenience, annoyance, injury or damage, then Landlord shall pay such insurance proceeds to Tenant to the extent of Tenant’s interest therein.

14.6                        Waiver and Release.  The provisions of this Lease, including this Section 14, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Property, and any statute or regulation of the state of California, or any other statute or regulation now or hereafter in effect,  regarding any rights or obligations concerning damage or destruction to leased property in the absence of an express agreement between the landlord and tenant, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Property.

15.                               Condemnation.  If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs.  If as a result of a Condemnation: (a) more than twenty-five  percent (25%) of the floor area of the Premises is taken; (ii) access to the Premises from public streets is materially adversely affected; or (iii) the parking for the Premises is materially adversely affected, with the result that the portions of the Premises remaining after the condemnation are no longer in compliance with the applicable parking code regulations, Tenant may, at its option, to be exercised in writing only within thirty (30) days after Landlord has given Tenant written notice of such taking or, in the absence of such notice, within thirty (30) days after the condemning authority has taken possession, terminate this Lease as of the date the condemning authority takes possession.  If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent and Tenant’s Proportionate Share shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises immediately before the Condemnation.  Any award for the taking of all or any part of the Premises pursuant to a Condemnation, or any payment made under threat of Condemnation, shall be the sole and exclusive property of Landlord, whether such award is made as compensation for diminution in value of the leasehold or the taking of the fee, or as severance damages.  In the event that this Lease is not terminated by reason of a Condemnation, Landlord shall, to the extent of severance damages received by Landlord in connection with such Condemnation, make funds available to Tenant to repair any damage to the Premises caused by such Condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority.  Tenant shall pay any amount in excess of such severance damages required to complete such repair.

16.                               Assignment and Subletting.

16.1                        General Limitations.

16.1.1              Except as expressly provided in Section 16.1.2 and 16.5, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, either voluntarily or by operation of law, assign, mortgage, hypothecate or encumber this Lease, or any interest in this Lease, or sublet the Premises or any part of the Premises, or permit the use of the Premises by any Person other than Tenant or a Tenant Permitted User (each a “Transfer”).

16.1.2              As used herein, a Transfer shall include any of the following transactions or events: (a) a merger of Tenant with or into any other Person in which Tenant is not the surviving corporation or in which Tenant survives as a subsidiary of another Person; (b) the acquisition by any Person of beneficial ownership (as defined in Rule 13(d)-3 under the Securities Exchange Act of 1934) of securities of Tenant representing 50% or more of the combined voting power of Tenant’s then outstanding securities; and (c) any transaction with which results, prior to the expiration of the 12 month period following the consummation of such transaction, in a change in more than a majority of the members of Tenant’s Board of Directors or in more than a majority of the members of Tenant’s  senior management team, in each case, as constituted immediately prior to the execution of the definitive agreements providing for such transaction.

16.1.3              Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any requested Transfer where one or more of the following apply:  (a) the proposed transferee is of a character or reputation or engaged in a business which is inconsistent with the quality of the businesses operated at the Property; (b) the proposed transferee does not have reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the operation of a business from the Property; (c) the proposed transferee intends to use all or portion(s) of the Premises for purposes which are not permitted under this Lease; or (d) the proposed transferee is either a governmental agency or instrumentality thereof.  Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed transferee claims that Landlord has unreasonably withheld or delayed its consent under this Section 16.1 or otherwise has breached or acted unreasonably under this Section 16.1, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable Laws, on behalf of any proposed transferee.  Tenant shall indemnify, defend and hold harmless Landlord from any and all Claims arising out of or in any way related to Landlord’s right to consent to a Transfer, including without limitation proceedings involving any proposed assignee or subtenant who claims it was damaged by Landlord’s wrongful withholding or conditioning of Landlord’s consent.

16.1.4              In connection with any Transfer contemplated by Tenant other than Permitted Transfers, Tenant shall submit a written request for consent to Landlord (“Transfer Request”), which Transfer Request shall include:  (a) information reasonably required to enable Landlord to determine (i) the character, reputation and financial responsibility of the proposed transferee and (ii) that the proposed transferee intends to use the Premises only for the Permitted Uses; and (b) immediately available funds in the amount of Ten Thousand Dollars ($10,000) for Landlord’s initial review of the Transfer Request and supporting documents (“Initial Review Fee”).  Landlord shall have no obligation to review any Transfer Request or any supporting documents unless and until Tenant delivers the Initial Review Fee to Landlord.  Following Landlord’s receipt of a Transfer Request, supporting documents and Initial Review Fee, Landlord shall have the right to request such other documents related to other reasonable consent parameters as Landlord determines are necessary or helpful in determining whether to grant or withhold its consent to the Transfer Request.  Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a non-curable Event of Default by Tenant under this Lease.  Whether or not Landlord consents to a Transfer Request, Landlord shall be entitled to retain the Initial Review Fee and if Landlord incurs costs and expenses, including without limitation fees and costs of attorneys, accountants, engineers and other consultants, in excess of the Initial Review Fee in the review and processing of the Transfer Request and supporting documents, and/or in the review and approval of documents to effect the Transfer Request, Tenant shall reimburse Landlord for all such fees and costs up to a maximum, with the Initial Review Fee, of Fifteen Thousand Dollars ($15,000), within thirty (30) days after written request by Landlord therefore.  Notwithstanding anything in this Lease to the contrary, Landlord shall have no obligation to deliver its final consent to any Transfer Request unless and until Tenant has delivered to Landlord all amounts Landlord has requested under this Section 16.1.2.

16.2                        Effect of Consent to Transfer.  In the event that Landlord grants its consent to any Transfer, such consent shall not:

16.2.1              constitute a waiver of the necessity of Landlord’s consent to a subsequent assignment, subletting or hypothecation, whether by Tenant or any subsequent assignee, subtenant or successor in interest;

16.2.2              be deemed a release of Tenant from primary liability for the full performance of and strict compliance with all the terms, conditions and covenants of this Lease on Tenant’s part to be performed and following any Transfer pursuant to this Section 15 or otherwise, Tenant shall remain fully and jointly and severally liable with the transferee for all of Tenant’s obligations under this Lease;

16.2.3              be construed as relieving any successor in interest to Tenant from primary liability for the full performance of and strict compliance with all the terms conditions and covenants of this Lease on Tenant’s part to be performed; and

16.2.4              obligate Landlord to execute any other document or instrument (including, without limitation, any subordination agreement), which document or instrument Landlord shall sign or not sign in Landlord’s sole and absolute discretion, other than documents evidencing only Landlord’s consent.

16.3                        Assignment as a Result of Tenant’s Bankruptcy.  In the event this Lease is assigned to any person or entity pursuant to provisions of the Bankruptcy Code, 11 USC § 101, et seq., (“Bankruptcy Code”), then:  (a) “adequate assurance of future performance” by Tenant pursuant to Bankruptcy Code Section 365 will include, but not be limited to, payment of an additional or new security deposit in the amount of four (4) times the then current Base Rent payable hereunder; (b) any person or entity to which this Lease is assigned shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment, and any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability; (c) notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as “Rent”, shall constitute “rent” for the purposes of Section 502(b)(6) of the Bankruptcy Code; and (d) any and all monies or other considerations payable or otherwise to be delivered to Landlord, including Base Rent and other amounts hereunder, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant.  Any and all monies or other consideration constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust by Tenant or Tenant’s bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

16.4                        Transfer Premium; Landlord’s Option.

16.4.1              If Landlord consents to a proposed Transfer, as a condition to such consent, which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium”  received by Tenant from the transferee of such Transfer.  As used herein, the term “Transfer Premium” means all Rent or other consideration payable by a transferee in connection with a Transfer in excess of the Rent payable by Tenant under this Lease during the term of the Transfer, on a per rentable square foot basis if less than all of the Premises is transferred, including without limitation, any key money, bonus money or other cash consideration paid by a transferee to Tenant in connection with the Transfer, but excluding any payment received by Tenant for the fair value of its assets or stock.

16.5                        Permitted Transfers.  “Permitted Transfer” means: (a) an assignment or subletting of all or a portion of the Premises to an Affiliate of Tenant; (b) an assignment of the Premises to any Person that acquires all or substantially all of the assets or interests (partnership, stock or other) of Tenant; (c) a transfer of stock or partnership or membership interests in Tenant to an entity that acquires all or substantially all of such stock or interests in a bona fide “M&A” transaction; (d) an assignment of the Premises to an entity which is the resulting entity of a merger or consolidation of Tenant; or (e) a sale of corporate shares of capital stock in Tenant in connection with either a bona fide financing for the benefit of Tenant or an initial public offering of Tenant’s stock on a nationally-recognized stock exchange (and, following any such public offering, the sale or transfer of any such shares shall be a Permitted Transfer).  “Permitted Transferee” means any transferee or the resulting Tenant arising from or in connection with an Permitted Transfer.  A Permitted Transfer shall not be deemed an assignment, sublease or Transfer under this Lease, shall not require Landlord’s consent and shall not trigger any recapture or rent-sharing provisions of the Lease, provided that: (i) no later than thirty (30) days prior to the closing of such Permitted Transfer, Tenant notifies Landlord of such Permitted Transfer and concurrently delivers to Landlord all documents that will be entered into to effect such Permitted Transfer and any additional documents or information reasonably requested by Landlord regarding such Permitted Transfer or such Permitted Transferee; (ii) such Permitted Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease; (iii) such Permitted Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the Net Worth of Tenant on the day immediately preceding the effective date of such Permitted Transfer; and (iv) concurrently with the delivery to Landlord of the documents provided pursuant to subpar (i) hereof, Tenant pays to Landlord, in immediately available funds, five thousand dollars ($5,000) to compensate Landlord for the cost of review of all such documents, the Permitted Transfer and the Permitted Transferee..  Any Permitted Transferee shall be deemed the original Tenant for all purposes of the Lease (including without limitation options to renew or expand).

17.                               Defaults; Remedies.

17.1                        Defaults.  The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant (hereafter individually referred to as an “Event of Default”):

17.1.1              The failure by Tenant to make any payment of Base Rent or Additional Rent as and when due, or any other payment required to be made by Tenant under this Lease no later than five (5) days following Landlord’s written demand therefor, including in each instance any late fees, penalties or interest imposed by Landlord or any third party as a result of any failure to timely pay any such amount(s) when due.

17.1.2              If Tenant abandons or vacates without paying Rent obligations, the Premises for a period in excess of thirty (30) days, other than as a result of a Premises Damages or Condemnation or during the performance of Alterations or Repairs.

17.1.3              If any assignment, transfer, sublease or encumbrance (other than as described in Section 17.1.5) shall be made or deemed to be made in violation of the provisions of this Lease.

17.1.4              The failure by Tenant to observe or perform any covenant, condition or other provision of this Lease in any material respect to be observed or performed by Tenant, other than as described in Section 17.1.1, 17.1.2 or 17.1.3, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

17.1.5              If any mechanic’s, materialmen’s or other statutory lien or stop notice is recorded against the Property and Tenant has not either discharged such lien or stop notice of record, or recorded a surety bond in the manner required in Section 10.8.3, within thirty (30) days of the date such lien or stop notice is first recorded and Tenant has received notice thereof.

17.1.6              (a) The making by Tenant of any general arrangement or assignment of substantially all the assets of Tenant for the benefit of creditors; (b) Tenant becomes a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto, unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of any interest of Tenant in this Lease, where possession is not restored to Tenant within sixty (60) days of such appointment; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within sixty (60) days; (c) the discovery by Landlord that any financial statement given to Landlord by Tenant, any assignee of Tenant, , or any successor in interest of Tenant, was materially false when made; or (d) the discovery that any representation or warranty of Tenant under or in connection with this Lease or any financial information delivered to Landlord by Tenant in connection with this Lease is false in any material respect when made.

17.1.7              The occurrence of any of the events described in Section 17.1.1 or 17.1.4 on three (3) separate occasions within any period of twelve consecutive months, whether or not Tenant has cured such default within the specified period of time on the two prior occasions; and in such event, Tenant shall not be permitted to cure such third default and Landlord shall have no obligation to accept a tender of money or otherwise accept any attempt which would cure such default.

17.2                        Remedies.  Upon the occurrence of any Event of Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, all of which remedies shall be distinct, separate and cumulative, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever:

17.2.1              Landlord shall have the right to terminate this Lease, in which event Tenant shall surrender the Premises to Landlord consistent with the provisions of Section 27, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor, and Landlord may recover from Tenant the following:

(a)                                 The worth at the time of award of any unpaid Rent which has been earned at the time of such termination; plus

(b)                                 The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c)                                  The worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(d)                                 Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of removing tenant improvements and other Alterations and taking the Premises to a shell; and

(e)                                  At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Law.

As used in Sections 17.2.1(a) and (b), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Section 22.  As used in Section 17.2.1(c) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

17.2.2              Landlord shall have the remedy described in California Civil Code Section 1951.4, pursuant to which Landlord may continue the Lease in effect after Tenant’s breach or abandonment and recover Rent as it becomes due, so long as Tenant continues to have the right to sublet or assign, subject only to reasonable limitations.  Accordingly, Landlord may elect not to terminate this Lease on account of an Event of Default, and thereafter, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

17.2.3              Landlord may, pursuant to any prior notice required by Law, and without terminating this Lease, peaceably or pursuant to appropriate legal proceedings, either directly or through its agents or by the appointment of a receiver, enter, retake and resume possession of the Premises for the account of Tenant, and make such alterations of and repairs to the Premises as may be reasonably necessary in order to relet the same or any part or parts thereof, or to sell the Property to a third party.  Upon completion of such repairs, Landlord may relet or attempt to relet the Premises or any part or parts thereof for such term, which may extend beyond the Lease Term, at such rents and upon such other terms and provisions as Landlord, in its sole discretion, may deem advisable.

(a)                                 If Landlord relets or attempts to relet the Premises, Landlord shall in its sole discretion determine the terms and provisions of any new lease or sublease and whether or not a particular proposed new tenant or subtenant is acceptable to Landlord.  Upon any such reletting, all rents received by the Landlord from such reletting shall be applied:  (i) first, to the payment of all costs and expenses of recovering possession of the Premises; (ii) second, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees, attorneys’ fees and the cost of any Alterations or repairs reasonably required for such reletting; (iii) third, to the payment of any indebtedness, other than Rent, due hereunder from Tenant to Landlord; (iv) fourth, to the payment of all Rent and other sums due and unpaid hereunder; and (v) fifth, the residue, if any, shall be held by the Landlord and applied in payment of future Rents as the same may become due and payable hereunder. If the rents received from such reletting during any period shall be less than that required to be paid during that period by Tenant hereunder, Tenant shall promptly pay any such deficiency to Landlord and failing the prompt payment thereof by Tenant to Landlord, Landlord shall immediately be entitled to institute legal proceedings for the recovery and collection of the same.  Such deficiency shall be calculated and paid at the time each payment of Rent shall otherwise become due under this Lease or, at the option of Landlord, at the end of the Lease Term.

(b)                                 In addition to the foregoing, Landlord shall be immediately entitled to bring an action for and otherwise recover from Tenant any other damages occasioned by or resulting from any abandonment of the Premises or other breach of or default under this Lease other than a default in the payment of Rent.  Notwithstanding any such entry and reletting or attempted reletting, or any take-over of operations, on account of Tenant without termination, Landlord may at any time thereafter, upon written notice to Tenant, elect to terminate this Lease or pursue any other remedy available to Landlord for Tenant’s previous breach of or default under this Lease.

17.2.4              Landlord shall have the right, but not the obligation, to cure any Event of Default at Tenant’s sole cost and expense, and Tenant shall pay to Landlord within ten (10) days of demand the actual amount of such cure plus an administrative fee of ten percent (10%) of the cost of such cure.  In connection with such cure, Landlord and its agents, employees and contractors shall have the right to enter into the Premises and make such cure without being responsible or liable for any disturbance to Tenant.

17.2.5              No entry or repossession, repairs, maintenance, changes, alterations, additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord under Section 17.2.2, 17.2.3 or 17.2.4 shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant.  Tenant hereby irrevocably waives any right available under any Laws to redeem or reinstate this Lease following an Event of Default.

17.2.6              Landlord shall have the right to seek any declaratory, injunctive or other equitable relief available as a result of the Event of Default, and/or to specifically enforce this Lease, or to restrain or enjoin a violation or breach of any provision hereof.

17.2.7              No remedy or election of Landlord hereunder shall be deemed exclusive but shall be cumulative with all other remedies available at Law or in equity.

17.3                        Default by Landlord.  Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to each holder of any deed of trust, mortgage, security interest or other lien encumbering all or any part of the Premises, including any so called mezzanine lender (collectively, a “Mortgagee”), whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.  In the event that Landlord fails to cure any such failure within the time permitted above, then Tenant’s remedies for such failure shall be limited to one of the following: (a) a suit for actual damages, or (b) a suit for specific performance.  Under no circumstances shall Landlord be liable for any punitive damages, speculative damages, damages for injury to Tenant’s business, damages for Tenant’s lost profits, or consequential damages of any kind.  Tenant has no right to offset any amounts against rent or to make any cure at Landlord’s expense.

17.4                        Late Charges.  Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and any other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises.  Accordingly, in the event that Landlord does not receive any installment of Rent or any other sum due from Tenant within five (5) business days after such amount is due, including without limitation, monthly payments for Base Rent and Tenant’s Share of Estimated Operating Costs required to be wire transferred to an account designated by Landlord, then without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount.  The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant and that such late charge is not a penalty.  Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.  In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of Rent within any period of twelve (12) consecutive months, then Base Rent and installments Tenant’s Share of monthly Estimated Operating Cost, as provided in Section 7.2, shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding Section 7.2 or any other provision of this Lease to the contrary.

18.                               Indemnification.

18.1                        Tenant Indemnity of Landlord.  Tenant shall indemnify, protect, defend and hold harmless Landlord and each of Landlord’s members, managers, partners, Affiliates and any Mortgagee, and each of such parties’ respective members, managers, partners, trustees, officers, directors, employees, agents and contractors (collectively, “Landlord Parties”), from and against any and all claims, demands, liabilities, damages, losses, suits, actions, proceedings, judgments, fines, penalties, costs and expenses of every kind or nature, including reasonable attorneys’ fees and costs, court fees and costs, damage to property and costs of clean up and remediation (collectively “Claims”) arising or accruing from or in any way relating to: (a) any failure by Tenant to perform any of the terms, provisions, covenants or conditions of this Lease on Tenant’s part to be performed; (b) any accident, injury or damage which happens at, in or upon the Premises during the Term; (c) any activity, work or thing done, permitted or suffered by Tenant or any Tenant Permitted User on, in or about the Premises or elsewhere; (d) any matter or thing growing out of the condition, occupation, maintenance, alteration, repair, use or operation of the Premises as conducted by the Tenant, or any part thereof; (e) any failure by Tenant to comply with any Laws, including, without limitation, any Laws relating to ADA or other Laws relating to accessibility to the Premises; and (f) any other act or omission of Tenant or any member, manager, partner, officer, director, employee, or contractor of Tenant, or any Tenant Permitted User (collectively “Tenant Parties”), whether unintentional, intentional, negligent or willful on the Premises or in any way in connection with the operation of the Premises except to the extent any of the foregoing arises as a result of Landlords gross negligence, willful misconduct or a failure to comply with its obligations hereunder.

18.2                        Claims.  Tenant’s indemnification of Landlord pursuant to Section 18.1.1 shall extend to all Claims, including all actual and consequential damages, caused by or arising out of: (a) the use, generation, storage, release, transportation, presence or disposal of Hazardous Materials in, on, under, from, to or about the Premises, including without limitation, any contamination of the Premises or the groundwater thereof, by Tenant or any of the Tenant Parties; (b) any discharge of toxic or hazardous sewage or waste materials from the Premises into any septic facility or sanitary sewer system serving the Premises; or (c) any required or necessary remediation repairs, cleanup or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease.  Neither the written consent by Landlord to the use, generation, presence, transportation, release, storage or disposal of Hazardous Materials nor the strict compliance by Tenant with all Laws and precautions pertaining to Hazardous Materials shall excuse Tenant from Tenant’s obligation of indemnification pursuant to this Section 18.1.2 or any other Section of this Lease.

18.3                        Notice of Claims or Suit.  Tenant shall promptly notify Landlord, and Landlord shall promptly notify Tenant, of any Claim, suit, action or proceeding instituted or threatened against Tenant or Landlord of which Tenant or Landlord, as applicable, receives notice or acquires knowledge and which directly or indirectly affects or concerns this Lease, the Premises, the Property and/or Landlord or Tenant’s rights relative thereto.  In the event Landlord is made a party to any suit, action or proceeding for damages or other relief against which Tenant has indemnified Landlord and the Landlord Parties hereunder, Tenant shall defend Landlord and the Landlord Parties with counsel reasonably satisfactory to Landlord, and pay all fees and costs of such counsel and of Landlord and the Landlord Parties in such suit, action or proceeding.  Landlord and the Landlord Parties shall have the right to participate in such defense and/or to retain separate counsel, but all costs for such separate counsel shall be paid by Landlord, unless the counsel retained by Tenant has a conflict of interest in representing Tenant or any of the Tenant Parties, on the one hand, and Landlord or any of the Landlord Parties, on the other hand, in which event Landlord and the Landlord Parties shall have the right to retain separate counsel at one law firm reasonably acceptable to Tenant at Tenant’s expense.

18.4                        Survival.  Tenant’s indemnity obligations under this Section 18 and elsewhere in this Lease arising prior to the expiration or termination of this Lease shall survive any such expiration or termination.

19.                               Estoppel Certificate; Financial Statements.

19.1                        Estoppel Certificates.  Each party shall, at any time upon not less than ten (10) days’ prior written notice (actually received as opposed to constructive receipt) from the other party, execute, acknowledge and deliver to the requesting party a statement in writing: (a) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect; (b) certifying the date to which the Rent and other charges are paid in advance, if any; (c) acknowledging that there are not, to the knowledge of the party providing the certificate, any uncured defaults on the part of the requesting party hereunder, and specifying such defaults if any are claimed; and (d) providing any other information regarding the Lease reasonably requested.  Any such statement may be conclusively relied upon by a prospective purchaser or encumbrancer of the Property.

19.2                        Effect of Tenant Failure to Deliver.  Failure to deliver an estoppel certificate within the time required under Section 19.1 shall be conclusive upon Tenant: (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) that there are no uncured defaults in Landlord’s performance under this Lease; and (iii) that not more than one month’s Rent has been paid in advance.

19.3                        Tenant Financial Statements.  If Landlord desires to finance, refinance, or sell the Property or any part thereof, Tenant agrees to deliver to any lender or purchaser designated by Landlord such financial statements, including without limitation, income tax returns, of Tenant as may be reasonably required by such lender or purchaser, which financial statements shall be, at a minimum, certified as true, correct and complete by Tenant’s chief financial officer or similar employee or independent accountant.  Such statements shall include the past three years’ financial statements of Tenant.  All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for purposes related to the financing or sale between Landlord and such lender or purchaser, as applicable.

20.                               No Landlord Liability.

20.1                        Landlord shall not be liable for: (a) injury to Tenant or Tenant’s business; (b) any loss of income from Tenant’s business; (c) damages to any property of Tenant, any Tenant Party or any other person in or about the Premises; or (d) consequential damages under any circumstances, regardless of whether such injury or damages are caused by or results from any act of Landlord or any Landlord Party, including without limitation, any negligence of Landlord or any Landlord Party.  Notwithstanding anything in this Lease to the contrary, any liability of Landlord and any transferee of Landlord under this Lease, and any recourse by Tenant against Landlord or Landlord’s transferee under this Lease, shall be limited solely and exclusively to the interest of Landlord or such transferee in and to the Premises, and neither Landlord, its transferee, nor any of their respective constituent members, managers, partners, trustees, officers, directors, shareholders, employees, agents or representatives shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.  Tenant agrees to look solely to Landlord’s equity interest in the Property for the recovery of any judgment against Landlord in the event of any breach by Landlord of its duties under this Lease.  In no event shall Landlord, nor any member, manager, officer, trustee, director, shareholder or representative of Landlord, be personally liable for any claims or obligations or other liability in connection with or pursuant to this Lease or be required to respond in monetary damages from any assets other than Landlord’s equity in the real property of which the Premises constitute a part.

20.2                        As used herein, the term “Landlord” means only the owner or owners at the time in question of the fee title of the Property and, in the event of any transfer of such title, Landlord named herein, and in case of an subsequent transfers, the grantor, shall be relieved from and after the date of such transfer of all liability with respect to Landlord’s obligations thereafter to be performed under this Lease, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest shall be delivered to the grantee.  The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord’s successors and assigns, only during their respective periods of ownership.

21.                               Subordination, Attornment and Non-Disturbance

21.1                        Subordination and Non-Disturbance.

21.2.1              Subject to 20.2.2, this Lease, Tenant’s interest hereunder and Tenant’s leasehold interest in and to the Premises, are hereby made junior, subordinate and subject in right, title, interest, lien, encumbrance, priority and all other respects to: (a) any mortgage or deed of trust (“Deed of Trust”) now in force and effect upon or encumbering Landlord’s interest in the Premises, or any portion thereof; (b) all collateral assignments by Landlord to any Mortgagee of the rents, issues and profits of or from any such Deed of Trust as security for any liability or indebtedness, direct, indirect or contingent, of Landlord to such Mortgagee (“Assignment of Rents”); and (c) all future modifications, extensions, renewals, consolidations and replacements of, and all amendments and supplements to, any such Deed of Trust or Assignment of Rents (“Modifications”).  The foregoing subordination provisions shall be automatic and self-operative without the necessity of the execution of any further instrument or agreement of subordination on the part of Tenant.

21.2.2              By its signature below, Landlord hereby certifies to Tenant that on the Effective Date, there currently is only one Deed of Trust and Assignment of Rents encumbering the Property and the debt secured by such Deed of Trust and Assignment of Rents is less than forty percent (40%) of the current fair market sale value of the Property.  Following the Commencement Date, Landlord shall use commercially reasonable efforts to cause any current Mortgagee to execute a non-disturbance agreement which provides, among other things, that so long as Tenant is not in default under this Lease, neither Mortgagee nor any party taking possession of the Premises pursuant to a foreclosure of such Deed of Trust shall disturb Tenant’s right to and possession of the Premises pursuant to the terms of this Lease; provided, Landlord’s obligation under this Section 21.1.2 shall be satisfied by making a written request to such Mortgagee to execute such non-disturbance agreement and if after such written request, such Mortgagee declines to execute such non-disturbance agreement, Landlord’s obligations under this Section 21.1.2 shall be satisfied and Landlord shall have no liability to Tenant for Landlord’s failure to deliver to Tenant such non-disturbance agreement executed by such Mortgagee.

21.2.3              In the event that Landlord enters into any new Deed of Trust and/or Assignment of Rents, upon the recording thereof, the same shall be deemed to be prior in lien and encumbrance to this Lease, Tenant’s interest hereunder and Tenant’s leasehold interest in and to the Premises, irrespective of the dates of execution, delivery or recordation of any such Deed of Trust or Assignment, provided, concurrent with such recording the Mortgagee gives to Tenant a nondisturbance agreement which provides, among other things, that so long as Tenant is not then subject to an Event of Default under this Lease, neither Mortgagee nor any party taking possession of the Premises pursuant to a foreclosure of such Deed of Trust shall disturb Tenant’s right to and possession of the Premises pursuant to the terms of this Lease.  Upon Landlord’s or any such Mortgagee’s request, Tenant shall promptly execute and deliver to the requesting party a subordination, non-disturbance and attornment agreement, commercially reasonable form (“SNDA”), that subordinates this Lease to any such Deed of Trust and contains a nondisturbance provision for the benefit of Tenant in the manner provided herein.  If, within fifteen (15) business days following Tenant’s receipt of a written request for an SNDA by Landlord or a Mortgagee, Tenant failed to deliver the requested SNDA to Landlord, Tenant shall be in material breach of this Lease, and Landlord shall be entitled thereupon to exercise any and all remedies available to Landlord pursuant to this Lease or otherwise provided by Law or in equity as a result of such breach

21.3                        Attornment.  Tenant shall and hereby agrees to attorn, and be bound under all of the terms, provisions, covenants and conditions of this Lease, to any successor of the interest of Landlord under this Lease for the balance of the Lease Term remaining at the time of the succession of such interest to such successor to the extent such attornment does not decrease any of Tenant’s rights or increase any of Tenant’s obligations under this Lease.  In particular, in the event that any proceedings are brought for the foreclosure of any mortgage, deed of trust or other security interest encumbering, or any collateral assignment of, Landlord’s interest in the Premises, or any portion thereof, Tenant shall attorn to the purchaser at any such foreclosure sale and recognize such purchaser as Landlord under this Lease, subject all of the terms and conditions of this Lease.

21.4                        Rights of Mortgagees and Assignees.  At the time of giving any notice of default to Landlord under this Lease, Tenant shall deliver a copy of such notice to each Mortgagee whose identity and address have previously been provided to Tenant.  No notice of default or termination of this Lease by Tenant shall be effective until Tenant has delivered a copy of such notice to any such Mortgagee.  In the event Landlord fails to cure any default by it under this Lease in the manner provided in Section 16.3, the Mortgagee shall have, at its option, an additional period of thirty (30) days thereafter within which to remedy such default of Landlord or to cause such default to be remedied.  In the event that the Mortgagee elects to cure any such default by Landlord, then Tenant shall accept such performance on the part of such Mortgagee as though the same had been performed by Landlord, and for such purpose, Tenant hereby authorizes any Mortgagee to enter upon the Premises with forty-eight hours prior notice and with an escort from Tenant to the extent necessary to exercise any of Landlord’s rights, powers and duties under this Lease.  If, in the event of any default by Landlord which is reasonably capable of being cured by a Mortgagee, the Mortgagee commences and diligently commences to cure the default within the 30-day cure period given to such Mortgagee herein, then notwithstanding that such default has not been cured within such 30-day period, Tenant will not terminate this Lease or cease to perform any of its obligations under this Lease so long as the Mortgagee continues, with due diligence, to prosecute such cure to completion.

21.5                        Impounds.  If required by any Mortgagee and directed by Landlord in writing, Tenant shall impound with said Mortgagee or with Landlord any amounts to be paid by Tenant under this Lease as and when due under this Lease.

22.                               Interest on Past due Obligations.  Except as expressly provided herein, any amount due to Landlord not paid when due shall bear interest, from the date due until paid in full, at the lesser of (a) ten percent (10%) per annum or (b) the maximum rate then allowable by Law.  Payment of such interest shall not excuse or cure any Event of Default by Tenant under this Lease.

23.                               Time of Essence.  Time is hereby made of the essence with respect to each and every term and provision of this Lease, including without limitation, with respect to each and every time constraint and deadline regarding the delivery of rent or other amounts due to Landlord or third parties hereunder, the exercise of the Extension Option, and all other time constraints and deadlines imposed under the terms of this Lease.  The parties intend to be strictly bound by the provisions regarding the timing of the performance of their obligations contained in this Lease.  Accordingly, if an attempt is made by either party to perform an obligation required by it to be performed, or to comply with any obligation with which it is required to comply, or an attempt is made to exercise any option hereunder, other than in strict and absolute compliance with the time constraints applicable thereto, even if such purported attempt is but one (1) day late, such purported attempt shall: (a) violate this Section 24; (b) be null and void and of no force or effect; and (c) be in contravention of the intent of the parties hereto.  The implied covenant of good faith and fair dealing under this Lease shall not require Landlord to notify Tenant of the impending deadline for the exercise of any option under this Lease, nor require Landlord to excuse the tardy exercise of any option, however slight, and the failure by Tenant to exercise timely any option shall constitute a material and incurable failure to satisfy a condition precedent to all of Tenant’s rights in, to and under the said option.

24.                               Landlord’s Access.  Landlord and Landlord’s agents, representatives and contractors shall have the right to enter the Premises at all reasonable times upon forty -eight (48) hours’ notice to Tenant for the purpose of inspecting the same, showing the same to prospective purchasers, prospective lenders, or prospective Tenants, and making such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable, all without rebate of Rent or liability to Tenant.  Tenant shall be allowed to escort any such visitors, including Landlord’s agents.

25.                               Security Measures.  Tenant hereby acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same.  Tenant assumes all responsibility for the protection of Tenant, its agents and invitees, all Residents and the Premises from acts of third parties.

26.                               Quiet Possession.  Upon Tenant paying the Rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises undisturbed by Landlord for the Lease Term, subject to all of the provisions of this Lease.

27.                               Surrender of Premises. On the last day of the Term or earlier termination of this Lease, including in the event this Lease is terminated following an Event of Default, Tenant shall surrender the Premises to Landlord in the same condition as when received, broom clean and free of debris, ordinary wear and tear excepted, provided such wear and tear shall be excepted only after Tenant has made the last repair or replacement required under Section 12.2 of this Lease. Unless Landlord requires their removal pursuant to the provisions of this Lease, Tenant shall leave all Alterations, including without limitation, all Utility Installations, on the Premises in good operating condition.  If Landlord requires the removal of any Alterations not otherwise authorized to remain pursuant to the terms of this Lease, Tenant shall repair any damage to the Premises occasioned by such removal in accordance with the provisions of this Lease

28.                               General Provisions.

28.1                        Severability.  If any term, provision, covenant or condition of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the same shall be deemed deleted from this Lease, but the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated, unless the inability to enforce the deleted term, provision, covenant or condition will deprive any party of a material benefit under the Lease, in which event the party losing the material benefit shall have the right to terminate the Lease upon no less than thirty (30) days written notice to the other party.

28.2                        Integration; Amendments.  This Lease contains all agreements of the parties with respect to any matter mentioned herein, and supersedes any prior oral or written agreements relating, in any way, to the matters contained herein.  No prior agreement or understanding pertaining to any such matter shall be effective.  This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

28.3                        Notices.  All notices required by this Lease shall be in writing.  All such notices shall be: (a) delivered personally; (b) sent by United States registered or certified mail or overnight courier, postage or charge prepaid; or (c) sent by facsimile or email with confirmation of delivery, to Landlord at its address set forth below or to Tenant at the address of the Premises, or at such other place as Tenant or Landlord may, from time to time, designate in a written notice to the other.  Notices shall be deemed sufficiently given: upon actual delivery or attempted delivery if refused; (ii) l.  For purposes of notices, Landlord’s address is: BF Monrovia, LLC, c/o Bonnie Burman, 40 Brunell Avenue, Lenox, MA 01240.

28.4                        Waivers.  No waiver by a party of any provision of this Lease shall be deemed a waiver of any other provision or of any subsequent breach by a party of the same or any other provision. Landlord’s consent to, or approval of, any act requiring Landlord’s consent or approval shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant.  The acceptance of Rent by Landlord shall not be a waiver of any preceding or future breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such breach at the time of acceptance of such Rent.

28.5                        Recording.  Tenant shall not record this Lease or any memorandum thereof without Landlord’s prior written consent which may be withheld in Landlord’s sole discretion.  Landlord shall have the right to record a memorandum of lease with respect to this Lease, which memorandum Tenant shall execute and have notarized within three (3) days of request by Landlord.

28.6                        Covenants and Conditions.  Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

28.7                        Binding Effect; Choice of Law.  Subject to the provisions of Sections 17, this Lease shall bind the parties, their personal representatives, heirs, successors and assigns.  This Lease shall be governed by the laws of the State of California.

28.8                        Attorney’s Fees.  In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, to enforce any provision hereof or otherwise as the result of the breach of any provision of this Lease, or for any other relief against the other arising under this Lease, then all costs and expenses, including reasonable attorneys’ fees, court costs and the cost of a contract litigation insurance policy, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

28.9                        Merger.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

29.                               Brokers.  Tenant and Landlord acknowledge that Tenant has been represented in connection with this Lease by Collier’s International Greater Los Angeles, Inc. (“Tenant Broker”) and that Landlord has been represented in connection with this Lease by NAI Capital (“Landlord Broker”), each of which is a licensed real estate broker or agent in California (together “Brokers”).  On the commencement Day, Landlord shall pay a broker’s commission to Tenant Broker in accordance with the terms of that certain letter of intent dated as of November 17, 2014 from Landlord Broker to Tenant Broker which was signed by Tenant and Landlord, and to Landlord Broker in accordance with a separate commission agreement entered into between Landlord and Landlord Broker.  Other than the Brokers, each of Tenant and Landlord represents and warrants to the other the it has not employed nor used any other broker, real estate agent, leasing agent or finder, or incurred any liability for any commissions or brokerage, finders’ or leasing fees in connection with this Lease.  Each of Tenant and Landlord shall indemnify, defend and hold harmless the other from and against all Claims incurred by the other, or asserted against the other by other broker, real estate agent, leasing agent, finder or any other person, in each case where such claims are allegedly based on actions of the indemnifying party or its agents or representatives in connection with this Lease.

30.                               Authority.

30.1                        By Tenant.  Tenant represents and warrants to Landlord that Tenant is a corporation duly organized under the laws of Delaware and in good standing in the State of California, that all action by Tenant’s shareholders, directors and officers necessary to authorize Tenant to enter into this Lease have been taken, that Tenant has duly executed this Lease and that the Lease is binding on Tenant and enforceable against Tenant in accordance with its terms. Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant.  Concurrent with the execution and delivery of this Lease, Tenant shall deliver to Landlord evidence of such authority satisfactory to Landlord.

30.2                        By Landlord.  Landlord represents and warrants to Tenant that Landlord is a limited liability company duly organized and in good standing in the State of California, that all action by Landlord’s members and managers necessary to authorize Landlord to enter into this Lease have been taken, that Landlord has duly executed this Lease and that the Lease is binding on Landlord and enforceable against Landlord in accordance with its terms. Each individual executing this Lease on behalf of Landlord represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Landlord.  Upon request by Tenant prior to the Commencement Date, Landlord shall deliver to Tenant evidence of such authority satisfactory to Tenant.

31.                               Tenant Acknowledgment Regarding Review of Lease.  Tenant acknowledges and agrees that: (a) it has executed this Lease after having the opportunity to consult with, and to have all of the terms of this Lease explained by, independent legal counsel; (b) the waivers and releases contained in this Lease are reasonable and Tenant has agreed to such waivers and releases intentionally and with full knowledge of their significance and consequences, including full knowledge of the specific nature of any rights or defenses that Tenant has agreed to waive or release thereby; and (c) Tenant has had a full and adequate opportunity to negotiate the terms contained in this Lease.

32.                               Certain Definitions.  The following words and phrases shall have the following meanings:

32.1                        “Affiliate” of a specified Person shall mean any Person which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person specified.  The term “control” means the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any Person.

32.2                        “Governmental Authority” means any federal, state, county, district, municipal, city or other local legislature, department, agency, board, council, office, court, arbitrator, commission, or other authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter having jurisdiction over the Leased Property, the Facility or the operations thereon, or any part thereof.  Tenant shall promptly inform Landlord in writing of any notice or claim of any violation of any Laws received from any Governmental Authority concerning or affecting the Leased Property, the Facility or the operations thereon, or any part thereof.

32.3                        “Laws” or “Law” means all statutes, rules, regulations, ordinances, orders, codes, permits, licenses, and policies of, and agreements with, federal, state, local and foreign governmental and regulatory authorities and any order, writ, injunction or decree issued by any court, arbitrator or governmental agency or in connection with any judicial, administrative or other non-judicial proceeding, including, without limitation, arbitration or reference.

32.4                        “Person” shall mean any one or more human beings, or legal entities or other artificial persons, including, without limitation, partnerships, corporations, limited liability companies, trusts, estates, associations, joint ventures, and any other combination of human beings and/or legal entities.

33.                               Patriot Act Disclosure. Notwithstanding anything to the contrary set forth herein, it shall be a material and non-curable breach and default of this Lease, providing for Landlord’s immediate termination of same upon Landlord’s written notice to Tenant, at Landlord’s sole and absolute discretion, in the event that:  (a) Tenant is, or was at any time, subject to sanctions of the United States government in violation of any Federal, State, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations and/or any and all other Applicable Laws relating to terrorism or money laundering, including, without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (“Executive Order”) and/or the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, et. seq., “Patriot Act”), as may be amended or supplemented from time to time; and/or (b) Tenant is, or ever was at any time, a “Prohibited Person”, which term is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of, the Executive Order (“Annex”); (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex; (iii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any terrorism or anti-money laundering law, including the Executive Order and/or the Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; and/or (v) a person or entity that is named as a “specially designated national and/or blocked person” on the most-current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other official replacement publication of such list.

34.                               CASp Disclosure.  For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp).

IN WITNESS WHEREOF, the parties hereto have executed this Lease at the place and on the dates specified immediately adjacent to their respective signatures.

“LANDLORD”		“TENANT”

BF MONROVIA, LLC, a California limited		XENCOR, INC., a California corporation
liability company

By:	/s/ Bonnie Burman	By:	/s/ Lloyd A. Rowland
	Bonnie Burman, Co-Trustee of the	Name: Lloyd A. Rowland
	David Blum 1993 Family Trust,	Title: Senior Vice President and General Counsel
Managing Member

By:	/s/ Richard Rieder	By:
	Richard Rieder, Co-Trustee of the	Name:
	David Blum 1993 Family Trust,	Title:
Managing Member

LEASE EXHIBIT A

LEGAL DESCRIPTION OF REAL PROPERTY

Real property in the City of Monrovia, County of Los Angeles, State of California, described as follows:

LOTS 19, 20 AND 21 IN BLOCK “F” OF TOWN OF MONROVIA, IN THE CITY OF MONROVIA, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 9, PAGES 69 AND 70, OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

APN: 8516-016-017 and 8516-016-018 and 8516-016-019

Exhibit A-1

LEASE EXHIBIT B

FLOOR PLAN OF PREMISES

Exhibit B-1

LEASE EXHIBIT C

TERMS OF RIGHT OF FIRST OFFER TO LEASE SPACE

1.                                      If subsequent to the Commencement Date, Landlord intends to offer for lease all or any portion of the Building outside the Premises (“Offered Space”) to any party other than the present tenant thereof, Landlord shall give Tenant written notice of the availability of the Offered Space and the material terms and conditions (including rent) that Landlord is willing to offer to prospective tenants for the entire Offered Space (“Offer”).  Tenant shall have ten (10) business days following receipt of the Offer to provide Landlord with written notice of its acceptance of the Offer and elect to lease the entire Offered Space upon the terms and conditions contained in the Offer or to offer different material terms (“Right of First Offer”).

2.                                      If Tenant fails to timely notify Landlord of its acceptance of the Offer or offer different material terms in accordance with Section 1 above, the Offer shall lapse, Tenant’s right to lease the Offered Space pursuant to this Right of First Offer shall terminate and be of no further force for a period of twelve (12) months following Landlord’s delivery of the Offer to Tenant, during which time Landlord may lease the Offered Space to any one or more other persons on terms not materially different from those initially contained in the Offer; provided, it shall be deemed material for Landlord to offer the following terms when all other terms are consistent with the Offer: (i) a number of square feet that is fifteen percent (15%) less or greater than the square feet contained in the Offer; (ii) a rental rate that is more than fifteen percent (15%) less than the rental rate contained in the Offer; (iii) a term that is two (2) or more year(s) less than the term contained in the Offer; or (iv) a tenant improvement allowance that is fifteen percent (10%) greater than the tenant improvement allowance contained in the Offer.  If Landlord does not lease the Offered Space within such eighteen (18) months, or if Landlord desires to Lease the Offered Space within such eighteen (18) month period on terms materially different (as set forth above) than the terms contained in the Offer, Tenant shall again have a right of first offer on the terms provided in this Exhibit C.  If Landlord leases the Offered Space within such eighteen (18) month period in accordance with the provisions of this Exhibit C, Tenant’s Right of First Offer shall terminate and be of no further force and effect notwithstanding any future availability of such space for lease by Landlord.

3.                                      If Tenant timely accepts the Offer, the Offered Space shall be deemed added to the Premises on the terms and conditions of the Offer (as modified hereinbelow) and, except as provided in the Offer, Landlord shall have no obligation to construct or install any improvements, furnishings or equipment whatsoever in the Offered Space except as expressly provided in the Offer.  Notwithstanding anything to the contrary in this Exhibit C, if the Offer contains a proposed lease term which is longer than the remaining fixed term of this Lease (as extended, if applicable), any monetary concessions and improvement allowances contained in the Offer, if any, shall be proportionately reduced based on the period remaining in the fixed term of this Lease.  For the avoidance of doubt, the lease for the Offered Space shall be co-terminus with the Term.  If Tenant offers terms different from the Offer, Landlord shall have the right to accept or reject the terms in its sole discretion, however, if landlord rejects such terms, the rejected terms will be deemed to have replaced the terms of the Offer for the purposes of subparts (i) through (iv) of Section 2.

4.                                      Tenant’s right of first offer as set forth in this Exhibit C shall be deemed the same as an option under the Lease and subject to all of the provisions and limitations set forth in such Section 4.2.2 of the Lease with respect to the Extension Option, including without limitation, Tenant’s inability to exercise this Right of First Offer under the conditions set forth in subparts (a) through (d) of Section 4.2.2 of the Lease.  In addition to the provisions of Section 4.2.2, if the Lease or Tenant’s right to possession of all or any portion of the Premises shall terminate in any manner whatsoever, then immediately upon such

Exhibit C-1

termination Tenant’s Right of First Offer shall simultaneously terminate and become null and void and of no force or effect whatsoever. Time is of the essence with regard to Tenant’s Right of First Offer.

5.                                      Tenant’s Right of First Offer is intended to apply only to voluntary transfers involving unrelated third parties and shall not apply therefore: where the Offered Space or any portion thereof is leased: (i) to any Affiliate of Landlord; (ii) in connection with intra-family or intra-ownership transfers; or (iii) to a trust created by Landlord, or if Landlord is a trust, to a trust beneficiary.

Exhibit C-2

LEASE EXHIBIT D

METHOD FOR DETERMINATION OF FAIR MARKET RENTAL VALUE

1.                                      For purposes of the Exhibit D, the following terms shall have the following definitions:

(a)                                 “FMRV” means the average monthly rental for office space comparable in size and quality to the Premises, in a building comparable in size and quality to the Building, and with amenities equivalent to those in the Premises, Building and Property in the vicinity of the Property in Los Angeles County that a ready, willing, and able tenant is willing to pay, taking into account all relevant factors, including, without limitation, the highest and best uses of the Premises permitted under existing zoning, but excluding any improvements on the Premises.

(b)                                 “Appraiser” means an appraiser who: (a) is not an employee or former employee of either Landlord of Tenant or an Affiliate of either of them; (b) is a State of California Certified general real estate appraiser or, if no such certification exists, is equivalently qualified, or is a commercial real estate broker licensed in the State of California; (c) is competent to conduct the valuation required in this Exhibit D; (d) has at least ten (10) years full-time commercial appraisal or brokerage experience in Los Angeles County; and (e) is a member of a professional organization such as MAI or its equivalent.

2.                                      No less than thirty (30) days following Tenant’s timely and valid exercise of the Extension Option, Landlord and Tenant shall meet and endeavor in good faith to agree on the FMRV as of the commencement of the Extension Term.  If by the end of thirty (30) days following such meeting, (“Negotiation Period Date”), Landlord and Tenant have not reached agreement on the applicable FMRV to be used to determine the Base Rent for the first Lease Year of the Extension Term, the FMRV shall be determined by appraisal in the manner set forth herein.  If prior to the Negotiation Period Date, Landlord and Tenant reach agreement with respect to FMRV, Landlord and Tenant shall promptly execute an amendment to this Lease setting forth the Base Rent for the first Lease Year of the Extension Term, as determined in accordance with Section 4.2.1 of the Lease and the FMRV so jointly determined, which will be effective as of the first day of the Extension Term.  During the period of negotiation, Landlord and Tenant shall abide by all applicable terms and conditions of this Lease.

3.                                      If Landlord and Tenant do not reach agreement on FMRV prior to the Negotiation Period Date, within thirty (30) days following the Negotiation Period Date, each of Landlord and Tenant shall appoint one Appraiser and give notice to the other of the name, address and telephone number of its appointed Appraiser.  If either Landlord or Tenant fails to appoint an Appraiser within such thirty (30) day period, the first Appraiser so appointed shall set FMRV.  If both Landlord and Tenant appoint an Appraiser, each Appraiser shall submit an appraisal report with its determination of FMRV within sixty (60) days after its selection.  Each of Landlord and Tenant shall promptly, on receipt of an appraisal report from its Appraiser, deliver the report to the other party.  If either Appraiser fails to submit its appraisal report within such sixty (60) days, the determination of FMRV in the timely submitted appraisal report shall be FMRV.  If the difference between two timely submitted appraisals is ten percent (10%) or less of the higher appraisal, the average of the two appraisals shall be FMRV.  If the difference between such two appraisals is greater than ten percent (10%) of the higher appraisal, within ten (10) days of the date the second appraisal is submitted to Landlord and Tenant, the two Appraisers shall designate a third Appraiser.  If the two Appraisers fail to appoint a third Appraiser within such ten (10) days, either Landlord or Tenant may make application to the Superior Court for the County of Los Angeles to appoint a third Appraiser.  The third Appraiser, however selected, shall be a person who has not acted in any capacity for or against either Landlord or Tenant.  The third Appraiser shall submit its determination of FMRV to Landlord and Tenant within sixty (60) days after its selection.  The three appraisals shall be

Exhibit D-1

added together, the total divided by three, and the resulting quotient shall be FMRV.  If, however, the low appraisal and/or the high appraisal is/are more than ten percent (10%) lower and/or higher than the middle appraisal, such low and/or high appraisal(s) shall be disregarded.  If only one appraisal is disregarded, the remaining two appraisals shall be added together, their total divided by two, and the resulting quotient shall be FMRV.  If both the low and high appraisals are disregarded, the middle appraisal shall be FMRV.  The determination of FMRV by this appraisal method shall be conclusive and binding upon Landlord and Tenant and enforceable in a court of competent jurisdiction.  Each of Landlord and Tenant shall pay the costs of the Appraiser selected by it, and each shall pay one-half (1/2) of the costs payable to the third Appraiser.  In making its FMRV determination, each Appraiser shall hear, receive, and consider such information as Landlord and Tenant each care to present regarding FMRV, and each Appraiser shall have access to the information used by each other Appraiser.  On setting FMRV, the Appraisers shall immediately notify Landlord and Tenant in writing of such decision by certified mail with return receipt requested.  In no event shall the Base Rent to be paid at the commencement of the Extension Term be less than the Base Rent that would otherwise be paid under the terms of this Lease in effect in the last Lease Year of the Initial Term.  Upon determination of FMRV pursuant to this Exhibit D, Landlord and Tenant shall promptly execute an amendment to this Lease setting forth the Base Rent for the first Lease Year of the Extension Term, as determined in accordance with Section 4.2.1 of the Lease and the FMRV so determined , which will be effective for the first Lease Year of the Extension Term unless Tenant elects thereafter within 15 days of determination of FMRV not to exercise the Extension Term; provided if Tenant makes such election, it shall pay the costs of all Appraisers, including Landlord’s Appraiser, and all costs incurred Landlord in connection with the Appraisal process.

4.                                      The determination of Base Rent pursuant to this Exhibit C shall be effective as of the first day of the Extension Term even if the determination of FMRV is not finalized until after that date.  If the Base Rent due for the period between the first date of the Extension Term and the date that the FMRV is finally determined (whether through negotiation, arbitration or other means) exceeds the Base Rent paid by Tenant to Landlord for such period, then within seven (7) days after the FMRV has been finally determined, Tenant shall pay Landlord the aggregate difference between the Base Rent paid and the adjusted Base Rent due.

Exhibit D-2

LEASE EXHIBIT E

DEFINITION AND DETERMINATION OF OPERATING COSTS FOR PURPOSES OF CALCULATING ADDITIONAL RENT

As used in this Lease, Operating Costs are all expenses, costs and amounts of every kind and nature which Landlord pays or incurs during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Property, including, without limitation, any amounts paid or incurred for or in connection with:

1)                                     electricity for the Building and Property;

2)                                     the maintenance, repair or replacement obligations of Landlord under Section 12.1 or otherwise under this Lease;

3)                                     the operation, maintenance, repair, replacement, renovation or management of the systems servicing the Property, including without limitation, all utility, plumbing, electrical, sprinkler, mechanical, communications, fire and life safety, elevator, and sanitary and storm water drainage systems, and supplies, tools, equipment and maintenance and service contracts used in connection therewith;

4)                                     repair, restoration or maintenance of all parking areas, pedestrian and vehicular entrances and exits, passageways, driveways, and delivery and holding areas used in connection with the Property, including without limitation resurfacing, repainting, restriping, and cleaning;

5)                                     amortization of the cost of acquiring or the rental expense of personal property used in the maintenance, operation or repair of the Property;

6)                                     costs in respect of each Major Expenditure (as hereinafter defined) as amortized over the period of the Landlord’s reasonable estimate of the economic life of the Major Expenditure in accordance with generally accepted accounting principles, using equal monthly installments of principal and interest at eight percent (8%) per annum compounded semi-annually. For the purposes hereof, “Major Expenditure” shall mean any expenditure for replacement of machinery, equipment, building elements, systems or facilities forming a part of or used in direct connection with the Property or for modifications or upgrades to the Property or facilities used in connection therewith, provided that, in each case, such expenditure is more than ten percent (10%) of the total Operating Costs of the immediately preceding Expense Year;

7)                                     window cleaning, garbage removal, pest control and landscaping;

8)                                     fuel or other forms of energy which are not separately metered and recovered or paid by tenants;

9)                                     fees, charges and other costs of all persons retained by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance or repair of the Property, including without limitation: (i) property management fees, or amounts in lieu thereof up to an amount equal to three percent (3%) of Landlord’s gross rental revenues from the Building when the Building is fully occupied for any calendar year or portion thereof; (ii) consulting fees, including without limitation any consulting fees incurred in connection with the procurement of insurance; (iii) legal and accounting fees; and (iv) all amounts paid to independent contractors to perform work or otherwise provide services at or in connection with the Property;

Exhibit E-1

10)                              wages, salaries and other compensation and benefits of all persons engaged in the operation, maintenance or security of the Property, limited, however to the Property Manager, a Building engineer and all employees at levels below such positions, and employer social security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, if any employees of Landlord provide services for more than one building owned by Landlord, then a prorated portion of such employees’ wages, benefits and taxes shall be included in Operating Costs based on the portion of their working time devoted to the Property, and provided further, that no portion of any employees’ wages, salaries, benefits, or taxes allocable to time spent on the development or marketing of the Building shall be included in Operating Costs;

11)                              payments required under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the Property;

12)                              insurance premiums and deductibles for all policies of insurance carried by Landlord relating to the Property or any part thereof, including without limitation earthquake insurance and rental interruption insurance as provided in Section 13.4, and alterations, retrofitting, or replacements of capital improvements in the Property required by Landlord’s insurance carriers, or any of them, as a condition to the issuance or continuance of such insurance

13)                              licenses, certificates, permits, inspections and other governmental entitlements or approvals required for the operation of the Property;

14)                              reasonably contesting the validity or applicability of any Laws or other governmental enactments which may affect Operating Costs;

15)                              complying with any governmental transportation or air quality management requirements, and all repairs, retrofitting, improvements and alterations (excluding, however, except as set forth in subpart 6 of this Exhibit E, capital improvements or replacements of capital improvements) required by any Laws, or necessary to ensure that the Property remains in compliance with all Laws, including without limitation costs to comply with the Americans with Disabilities Act and amendments thereto and other government regulations, provided that if such governmental regulations, including without limitation the Americans with Disabilities Act and amendments thereto, are applicable or triggered by Tenant’s use of or alterations to the Premises or the Common Areas, then Tenant shall be solely responsible for all costs of such compliance, including with respect to all capital improvements or the replacement of capital improvements; and

If the Building is not fully occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Costs for such Expense Year which vary with occupancy as reasonably determined by Landlord employing sound accounting and professional commercial property management principles, to determine the amount of Operating Costs that would have been paid had the Building been ninety-five percent (95%) occupied, and the amount so determined shall be deemed to have been the amount of Operating Costs for such Expense Year.

Notwithstanding anything in the foregoing definition of Operating Costs to the contrary, Operating Costs for which Tenant must pay Tenant’s Proportionate Share to do not include the following costs:

(a)                                 in the event Landlord rewires the Building for electricity, all costs of such wiring;

Exhibit E-2

(b)                                 any payments under a ground lease or master lease relating to the Property;

(c)                                  except as provided in subpart (5) of the Exhibit E, costs of a capital nature, including amortization and interest payments and depreciation of any type, including without limitation, acquisition, construction or installation costs of capital improvements, equipment, and rentals of items which if purchased, rather than rented, would constitute a capital improvement or equipment, replacements, alterations and additions of a capital nature, even if such costs were incurred in connection with matters which are reasonably intended to reduce Operating Costs for the Property or were required by any governmental authority having jurisdiction of the Property under any Laws, provided, however, to the extent that any capital improvement actually avoids a maintenance or repair cost, then in any applicable Expense Year, Landlord shall be entitled to pass through such capital costs to the extent such maintenance and/or repair costs are avoided, as estimated by Landlord in its good faith judgment.

(d)                                 the cost of any item reimbursable by insurance or condemnation proceeds or which would be reimbursable from insurance required to be maintained by Landlord under the Lease;

(e)                                  costs, including permit, license and inspection costs, incurred with respect to the installation of improvements or in renovating or otherwise remodeling, improving, decorating, painting or redecorating space for other tenants or occupants of the Building;

(f)                                   depreciation, amortization and interest;

(g)                                  marketing and promotional costs, including but not limited to leasing commissions, real estate brokerage commissions, and attorneys’ fees in connection with the negotiation and preparation of deal memoranda, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Property;

(h)                                 costs of services, utilities, or other benefits which are not offered to Tenant or for which Tenant is charged directly but which are provided to another tenant or occupant of the Project, including without limitation costs of maintaining exclusive use Common Areas for other tenants or occupants of the Property;

(i)                                     costs incurred by Landlord due to any violation of the terms and conditions of any lease of space in the Property or any occupancy agreement with respect to the Property other than this Lease;

(j)                                    costs or the overhead and profit increment paid to Landlord, to affiliates or partners of Landlord or to partners or affiliates of such partners or affiliates of Landlord, for goods and/or services in the Property to the extent the same exceeds the costs or the overhead and profit increment, as the case may be, of such goods and/or services rendered by unaffiliated third parties on a competitive basis in buildings of similar quality and use in the vicinity of the Property;

(k)                                 interest, principal, attorneys’ fees, costs of environmental investigations or reports, title insurance, points, fees and other lender costs and closing costs on any mortgages or any other debt instrument encumbering the Property or any part thereof or on any unsecured debt of Landlord, except in connection with the financing of items or services the cost of which is otherwise included Operating Costs;

Exhibit E-3

(l)                                     salaries of officers, executives or other employees of Landlord, any partners or affiliates of Landlord, or any partners or affiliates of such partners or affiliates, other than any personnel engaged in the management, operation, maintenance or repair of the Property (but not leasing or marketing), whose salaries are not typically included in the property management fee building engineering fee being paid and included in Operating Costs;

(m)                             all items and services for which Tenant or any other tenant in the Property is required to reimburse Landlord, other than through Tenant’s Proportionate Share or any other tenant’s share of Operating Costs or their equivalent;

(n)                                 advertising and promotional expenditures, including but not limited to tenant newsletters or Building promotional efforts, events or parties for existing or future occupants and the costs of signs (other than the Building directory) in or on the Property identifying the owner of the Building or other tenants’ signs and any costs related to the celebration or acknowledgement of holidays (including but not limited to Christmas trees);

(o)                                 electric power or other utility costs or costs for services for which any tenant directly contracts with the local public service company (but which costs shall be included in Operating Costs only for the purposes of “grossing up” Operating Costs);

(p)                                 costs, penalties, fines, or awards and interest incurred as a result of Landlord’s negligence in Landlord’s operation of the Property, violations of law, negligence or inability or unwillingness to make payments and/or to file any income tax, other tax or informational returns when due;

(q)                                 costs which are covered by and reimbursed under any contractor, manufacturer or supplier warranty;

(r)                                    costs arising from the gross negligence of or willful misconduct of Landlord or its agents, or of any other tenant of the Property, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents;

(s)                                   costs arising from the presence or removal of Hazardous Materials located on the Property other than Hazardous Materials introduced onto the Property by Tenant, including without limitation, any costs incurred pursuant to the requirements of any Laws relating to health, safety or environmental conditions, including without limitation regulations concerning asbestos, soil and ground water conditions or contamination regarding hazardous materials or substances;

(t)                                    costs arising from Landlord’s charitable or political contributions;

(u)                                 costs for sculptures, paintings or other objects of art or the insuring, repair or maintenance thereof;

(v)                                 costs, including attorneys’ fees and costs, of settlement, judgments and payments in lieu thereof, arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to Landlord and/or the Property, unless such claims, disputes or potential disputes were caused by or alleged to have been caused by Tenant or any employee, agent or invitee of Tenant, in which event the provisions of Section 17 shall control;

(w)                               costs, including but not limited to attorneys’ fees associated with the operation of the business of the limited liability or other entity that constitutes Landlord as the same are distinguished

Exhibit E-4

from the costs of operation of the Building, including entity accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Property or any part thereof, costs of any disputes between Landlord and its employees, Property management or personnel, or outside fees paid in connection with disputes with other tenants.

(x)                                 costs incurred in removing and storing the property of former tenants or occupants of the Property;

(y)                                 cost of correcting defects in the design, construction or equipping of the Property or in the Property equipment;

(z)                                  costs of any work or service performed for any tenant of the Project other than Tenant to a materially greater extent or in a materially more favorable manner than that offered to Tenant;

(aa)                          premiums for insurance to the extent Landlord is reimbursed therefor other than through reimbursement of Operating Costs by Tenants;

(bb)                          costs of furnishing and installing non-Building standard replacement bulbs and ballasts in tenant spaces other than Tenant determined by Landlord at the time such services are offered on a non-discriminatory basis.

(cc)                            costs of operating, maintaining, cleaning, managing, securing or otherwise providing services to the Property or any part thereof at a quality level which materially exceeds that typically being provided in building of comparable size and quality in the location of the Property at the time, unless such higher quality level is expressly required by the terms of this Lease;

(dd)                          reserves of any kind, including but not limited to replacement reserves, and reserves for bad debts or lost rent or any similar charge not involving the payment of money to third parties;

(ee)                            costs incurred by Landlord in connection with rooftop communications equipment of Landlord or other persons, tenants or occupants on the Property.

(ff)                              costs relating to any management office for the Property, including rent.

(gg)                            payment of any management fee, whether paid to Landlord or an outside managing agent, in excess of an amount equal to three percent (3%) of the actual amount of gross revenues for the Building when fully occupied.

(hh)                          any costs expressly excluded from Operating Costs or Real Property Taxes elsewhere in this Lease or included as Taxes;

(ii)                                  costs for services normally provided by a property manager where Operating Costs already include a management fee;

(jj)                                costs incurred in connection with the original construction of the Building or any addition to the Building or in connection with any renovation, alteration or major change in the Building, including but not limited to the addition or deletion of floors;

Exhibit E-5

(kk)                          any costs, fees, dues, contributions or similar expenses for industry associations or similar organizations;

(ll)                                  any costs associated with the purchase, rental or installation of furniture, carpeting, fixtures or equipment for any management, security, engineering, or other offices associated with the Property and Common Areas or for Landlord’s offices;

(mm)                  any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord in the Property;

(nn)                          costs arising from earthquake insurance, unless the cost of such coverage is included within the Base Year;

(oo)                          the entertainment and travel expenses of Landlord, its employees, agents, partners and affiliates;

(pp)                          costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any contract or agreement relating to the Property or any part thereof;

(qq)                          any improvement installed or work performed or any other cost or expense incurred by Landlord in order to comply with the requirements for obtaining or renewal of a certificate of occupancy for the Property or any space therein;

(rr)                                any costs or expenses incurred in obtaining any land use entitlements including without limitation the costs of preparing any environmental impact report or complying with the California Environmental Quality Act, as amended, or any general or specific plan governing development of the Property.

Exhibit E-6

LEASE EXHIBIT F

RULES AND REGULATIONS FOR PROPERTY

RULES AND REGULATIONS

1.                                      Tenant shall not obstruct or permit the obstruction of any Common Areas, including driveways, walkways and stairways.

2.                                      Landlord reserves the right to refuse access to any persons Landlord in good faith judges to be a threat to the safety, reputation, or property of the Project and its occupants.

3.                                      Tenant shall not make or permit any noise or odors that annoy or interfere with other Tenants or persons having business within the Property.

4.                                      Tenant shall not keep pets within the Property, and shall not bring motorcycles or other vehicles into areas not designated as authorized for same.

5.                                      Tenant shall not make, suffer or permit litter except in appropriate receptacles for that purpose.

6.                                      Tenant shall not alter any lock or install new or additional locks or bolts except as reasonably needed for controlled areas of Tenant’s business.

7.                                      Tenant shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities. No foreign substances of any kind are to be inserted therein.

8.                                      Tenant shall not deface the walls, partitions or other surfaces of the premises or Property.

9.                                      Tenant shall not suffer or permit anything in or around the Premises or Building that causes excessive vibration or floor loading in any part of the Property.

10.                               Furniture, significant freight and equipment shall be moved into or out of the Building only with the Landlord’s knowledge and consent, and subject to such reasonable limitations, techniques and timing, as may be designated by Landlord. Tenant shall be responsible for any damage to the Property arising from any such activity.

11.                               Landlord reserves the right to close and lock the Building on Saturdays, Sundays and Holidays, and on other days other than Normal Business Hours provided that Tenant shall have use of and access to the Premises and parking areas at all times. If Tenant uses the Premises during such periods, Tenant shall be responsible for securely locking any doors it may have opened for entry.

12.                               Tenant shall return all keys at the termination of its tenancy and shall be responsible for the cost of replacing any keys that are lost.

13.                               Only Building-standard window coverings, shades or awnings shall be installed or used by Tenant.

Exhibit F-1

14.                               Tenant shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in any areas of the Building.

15.                               Tenant shall not use any method of heating or air conditioning other than as provided by Landlord except as reasonably agreed to by Landlord.

16.                               Tenant shall not install, maintain or operate any vending machines upon the Premises without Landlord’s written consent, other than vending machines servicing Tenant’s employees and guests and UL-listed machines for the preparation of coffee, tea, hot chocolate and other beverages.

17.                               The Premises shall not be used for lodging.

18.                               Tenant shall comply with all safety, fire protection and evacuation regulations established by Landlord or any applicable governmental agency.

19.                               Tenant assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.

20.                               Landlord reserves the right to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Project and its occupants. Tenant agrees to abide by these and such rules and regulations, provided that such rules and regulations do not unreasonably interfere with Tenant’s use of the Premises as contemplated by the Lease.

21.                               Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

22.                               Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

Exhibit F-2

LEASE EXHIBIT G

APPROVED ALTERATIONS

Exhibit G-1